EXHIBIT 10.26

PURCHASE AND SALE AGREEMENT
Venue Museum District Apartments and Vacant Land

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of August ____, 2018 (the “Effective Date”) by and between GRAYCO LUI MUSEUM INVESTMENT 2006 LP, a Texas limited partnership (the “Apartment Seller”) and GRAYCO LUI MUSEUM INVESTMENT II LP, a Texas limited partnership (the “Vacant Land Seller” and, together with the Apartment Seller, the “Seller”), and HGIT 5353 Fannin LP, a Texas limited partnership (“Apartment Purchaser”), and HGIT 5353 Fannin Lot Parcel, Inc., a Delaware corporation (“Vacant Land Purchaser”; and collectively with Apartment Purchaser, “Purchaser”).

For and in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.Purchase and Sale. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to buy from Seller, the Property (hereinafter defined) for the consideration and upon and subject to the terms, provisions and conditions hereinafter set forth. The “Property” means:
(a)    The certain real property located at the corner of Fannin Street and Southmore and that certain real property located at 5353 Fannin Street in Houston, Texas, as more particularly described in Exhibit A to this Agreement (the “Land”), together with all structures, fixtures, buildings and improvements situated on the Land (collectively, the “Improvements”), and any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests (A) appurtenant to the Land and the Improvements, (B) if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed; in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, and (C) appurtenant or incident to any of the foregoing, including, without limitation, to the extent owned by Seller, all mineral, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights, land use entitlements, air rights, water, water rights, riparian rights, and water stock relating to the Land (the foregoing collectively, the “Real Property”);
(b)    All equipment, fixtures, appliances, tools, machinery, inventory, and other personal property of whatever kind or character owned by Seller and attached to or installed or located on or in the Land or the Improvements (the “Personal Property”); provided, that Personal Property shall in any event include, subject to Section 13(c), those items listed and described on Exhibit G;
(c)    All of Seller's right, title and interest, as lessor, in and to all leases of the Land or the Improvements (or any portion thereof) and all amendments, modifications, and supplements thereto and guaranties thereof (“Tenant Leases”) and all security deposits actually paid to or received by Seller in connection with the Tenant Leases (and not as of the Closing Date returned to or forfeited by tenants under and in accordance with the Tenant Leases);
(d)    All Designated Contracts (as defined below), only to the extent that such Designated Service Contract is assignable by Seller without any necessary third party consent, or to the extent that any necessary third party consent to such assignment has been obtained (Seller hereby agreeing to use commercially reasonable efforts to obtain any such required third party consents at no out-of-pocket cost to Seller);

(e)    All warranties, guaranties and bonds for the benefit of Seller that affect the Land, the Improvements, the Personal Property or the operation thereof, only to the extent that such items are assignable by Seller at no cost to Seller and without any necessary third party consent, or such consent has been obtained (Seller hereby agreeing to use commercially reasonable efforts to obtain any such required third party consents at no out-of-pocket cost to Seller), or to the extent that Purchaser has agreed to reimburse Seller for such costs (the “Warranties”); and
(f)    To the extent assignable, all of Seller's right, title and interest, if any, in and to all trademarks, trade names or symbols under which the Land or the Improvements (or any part thereof) is operated (the “Trade Names”); and
(g)    All of Seller’s right, title and interest, if any, in and to the following, but excluding Seller Proprietary Materials (as defined in clause (xii) of Section 7 below): (i) all books and records, including operating statements, related to the Land or the Improvements, including all tenant lease files, tenant correspondence files, tenant audit records, (ii) all structural reviews, architectural drawings, and engineering, soils, seismic, geologic and architectural reports, studies and certificates pertaining to the Land or the Improvements, and (iii) all plans and specifications, surveys, site plans, construction and development drawings, including all final plans, specifications and drawings of the Improvements (“Records and Plans”).
The Parties acknowledge that the Land consists of (i) the real property described as the “Apartment Parcel” on Exhibit A attached hereto, upon which is situated the apartment project more commonly known as “Venue Museum District” (the “Apartment Land”) and (ii) the vacant land described as the “Vacant Parcel” on Exhibit A attached hereto (the “Vacant Land”). Purchaser and Seller agree that, at Closing, subject to the terms and provisions hereof, (i) the Apartment Land and that portion of the Property relating to the Apartment Land (collectively, the “Apartment Property”) will be conveyed to, and purchased by, Vacant Land Purchaser and (ii) the Vacant Land and that portion of the Property relating to the Vacant Land (collectively, the “Vacant Property”) will be conveyed to, and purchased by, Vacant Land Purchaser.
2.    Purchase Price. The total purchase price for the Property is Seventy-Two Million Nine Hundred and Two Thousand and No/100 Dollars ($72,902,000) (the “Purchase Price”), payable in cash at Closing. Payment in cash means payment by wire transfer of immediately available federal funds (“Immediately Available Funds”). Seller and Purchaser agree that the Purchase Price, subject to adjustment as set forth in this Agreement, and the Earnest Money shall be allocated among the Apartment Property and the Vacant Property as set forth on Exhibit K.
3.    Earnest Money. Within two (2) Business Days of the Effective Date, Purchaser will deliver to Title Houston Holdings, 7500 San Felipe, Suite 1020, Houston, TX 77063, Attention: Ms. Donna Jackson (the “Title Company”), as escrow agent, Five Hundred Thousand and No/100 DOLLARS ($500,000.00) (by Immediately Available Funds) as earnest money (the “Initial Earnest Money”), which the Title Company will deposit and hold in an interest bearing account. If Purchaser does not timely deliver the Initial Earnest Money as provided in this Section 3, then this Agreement shall be null and void, and neither party shall have any right or obligation hereunder. In addition, if this Agreement is not terminated pursuant to the provisions of Section 5(b) or otherwise, within two (2) Business Days after the end of the Inspection Period, Purchaser will deposit with the Title Company (by Immediately Available Funds) an additional One Million and No/100 DOLLARS ($1,000,000.00) (the “Additional Earnest Money”), which the Title Company will deposit and hold in an interest bearing account. If Purchaser does not timely deliver the Additional Earnest Money as provided in this Section 3, then this Agreement shall be null and void, and neither party shall have any right or obligation under this Agreement. For the purpose of this Agreement, the term “Earnest Money” shall include the Initial Earnest Money, the Additional Earnest Money, if paid, the Extension Earnest Money (as defined below), if paid, and any interest earned thereon. If the transaction contemplated by this Agreement is closed, then the Earnest Money will be applied toward payment of the Purchase Price to be paid at Closing. If the transaction is not closed, then the Title Company will disburse the Earnest Money in accordance with the provisions of this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, One Hundred and 00/100 Dollars ($100.00) (the “Independent Consideration”) of the Initial Earnest Money shall be released to Seller after Title Company’s receipt of the Initial Earnest Money (which Purchaser hereby authorizes and directs the Title Company to release). The Independent Consideration shall be nonrefundable to Purchaser but shall be applied to the Purchase Price if the transaction contemplated by this Agreement is closed. The Independent Consideration is being paid by Purchaser to Seller in consideration of Seller’s agreement to the terms and provisions of this Agreement, including, without limitation, the limited termination rights herein provided. The Independent Consideration is independent of any other consideration provided in this Agreement and shall be retained by Seller in all events. Further, Seller will use commercially reasonable efforts to cause Underwriter (as hereinafter defined) to execute and deliver to Purchaser, prior to that date which is two (2) Business Days prior to the expiration of the Inspection Period (defined below), a closing service letter or insured closing letter in written form reasonably satisfactory to Purchaser with respect to funds deposited by Purchaser with the Title Company.
4.    Closing.
(a)    Time and Place. The closing of this transaction (the “Closing”) will take place in escrow at the Title Company on September 11, 2018 (the “Closing Date”), unless otherwise postponed pursuant to this Agreement. Purchaser may, at its option, extend the Closing Date by up to ten (10) days by providing written notice to Seller and depositing with the Title Company an additional One Million and 00/100 Dollars ($1,000,000.00) in Immediately Available Funds (the “Extension Earnest Money”), which the Title Company will deposit and hold in an interest bearing account, at least five (5) days prior to the originally scheduled Closing Date. For the avoidance of doubt, the Closing of the purchase and sale of each of the Apartment Land and the Vacant Land shall occur simultaneously (it being agreed that (i) Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, and (ii) Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, in each case subject to and in accordance with the terms and conditions hereof).
(b)    Seller's Closing Deliveries. At the Closing, Seller will deliver or cause to be delivered the following (provided, however, Seller shall deliver, or cause to be delivered, to the Title Company one (1) Business Day prior to the Closing, items (i), (ii), (iii), (v), (vi), (vii), (viii), (x) and (xi) to be held in escrow for delivery at Closing):
(i)    Deeds. A Special Warranty Deed conveying good and indefeasible title in fee simple to the Apartment Land and the Improvements thereon and other Real Property related thereto to Apartment Purchaser, and a Special Warranty Deed conveying good and indefeasible title in fee simple to the Vacant Land and the Improvements thereon and other Real Property related thereto to Vacant Land Purchaser (the “Deeds”), in each case, free and clear of any and all liens, encumbrances, easements and assessments created by, through or under Seller, except for Permitted Exceptions (defined below), and each such Deed to be in the form attached hereto as Exhibit B, duly executed and acknowledged by Seller.
(ii)    Bill of Sale. A Bill of Sale, Assignment, and Assumption Agreement conveying to Apartment Purchaser the Personal Property, Warranties, Intangible Property, Trade Names and Records and Plans, to the extent related to the Apartment Property, and a Bill of Sale, Assignment, and Assumption Agreement conveying to Vacant Land Purchaser the Personal Property, Warranties, Intangible Property, Trade Names and Records and Plans, to the extent related to the Vacant Property (the “Bills of Sale”), each in the form attached hereto as Exhibit C, duly executed by Seller.

Assignment and Assumption of Leases and Contracts. An Assignment and Assumption of Leases and Contracts conveying to Apartment Purchaser the Leases and Designated Contracts related to the Apartment Land Property, and an Assignment and Assumption of Leases and Contracts conveying to Vacant Land Purchaser the Leases and Designated Contracts relating to the Vacant Property (the “Assignment and Assumption Agreements”), each in the form attached hereto as Exhibit D, duly executed by Seller.
(iii)    Possession. Possession of the Apartment Property to Apartment Purchaser and of the Vacant Property to Vacant Land Purchaser, subject only to the Tenant Leases applicable thereto and the Permitted Exceptions.
(1)    Non-foreign Affidavit. A non‑foreign affidavit, in the form attached hereto as Exhibit E, duly executed by Seller.
(iv)    Closing Statement. A Closing Statement in such form and substance agreed upon by Purchaser and Seller (the “Closing Statement”), duly executed by Seller.
(v)    Tenant Notices. Notices to each tenant of the Property in accordance with Section 92.105 of the Texas Property Code informing each such tenant (A) that, as applicable, Apartment Purchaser or Vacant Land Purchaser has acquired the applicable Property, (B) that such Purchaser has received and is responsible for the tenants' security deposits (the exact amounts of which shall be specified therein), and (C) that tenants are to thereafter mail any rental payments to an address supplied by such Purchaser (the “Tenant Notices”), duly executed by Seller.
(vi)    Rent Roll. A then current rent roll for the Property, dated not more than one (1) Business Day prior to the Closing Date (the “Final Rent Roll”), certified by Seller to be true, correct and complete to Seller’s knowledge as of the date thereof.
(vii)    Books and Records. The Books and Records.
(viii)    Authority. Evidence reasonably acceptable to the Title Company of Seller's capacity and authority for the closing of this transaction.
(ix)    Other Documents. Any other documents that may be reasonably required by Purchaser or the Title Company to close this transaction, duly executed and, if required, acknowledged by Seller (provided however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).
(c)    Purchaser's Closing Deliveries. One (1) Business Day prior to the Closing, Purchaser will deliver or cause to be delivered to the Title Company the following to be held in escrow for delivery at Closing:
(x)    Purchase Price. The Purchase Price in Immediately Available Funds (reduced by the amount, if any, of the Earnest Money applied for that purpose).
(xi)    Bill of Sale. Purchaser's counterpart to each of the Bills of Sale, duly executed, as applicable, by Apartment Purchaser and Vacant Land Purchaser.

(xii)    Assignment and Assumption. Purchaser's counterpart to each of the Assignment and Assumption Agreements, duly executed, as applicable, by Apartment Purchaser or Land Purchaser.
(xiii)    Tenant Notices. Purchaser’s counterparts to the Tenant Notices duly executed, as applicable, by Apartment Purchaser or Land Purchaser. The Tenant Notices will be delivered by the applicable Purchaser to each of the tenants under the Tenant Leases promptly after Closing.
(xiv)    Closing Statement. Purchaser's counterpart to the Closing Statement.
(xv)    Authority. Evidence reasonably acceptable to the Title Company of Purchaser's capacity and authority for the closing of this transaction.
(xvi)    Other Documents. Any other documents that may be reasonably required by Seller or the Title Company to close this transaction, duly executed and, if required, acknowledged by Purchaser (provided however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).
(d)    Expenses of Closing. Seller will pay (with such costs to be allocated among the Apartment Seller and the Vacant Land Seller as Seller may determine) (i) all state, county and local documentary transfer taxes, (ii) the base premium for the Title Policies (hereinafter defined); (iii) 1/2 of any escrow fee; (iv) Seller's attorneys' fees; (v) the cost to remove or insure over any Non-Permitted Liens (as defined below) and any other objections that Seller elected to cure pursuant to Section 6 below; (vi) Seller’s share of the prorations set forth in Section 4(e) below; and (vii) other expenses stipulated to be paid by Seller under other provisions of this Agreement. Purchaser will pay (with such costs to be allocated among the Apartment Purchaser and the Vacant Land Purchaser as Purchaser may determine) (A) the cost of any endorsements to the Title Policies requested by Purchaser, including the cost of the Survey Modification (as defined in Section 6(e) below); (B) the cost of any lender policies and endorsements thereto; (C) recording fees for the Deeds; (D) the cost of obtaining updated surveys; (E) 1/2 of any escrow fee; (F) Purchaser's attorneys' fees; (G) Purchaser's share of the prorations set forth in Section 4(e) below; and (H) other expenses stipulated to be paid by Purchaser under other provisions of this Agreement.
(e)    Prorations. At Closing, items of income and expense of the Property shall be prorated as of midnight on the day immediately preceding the Closing Date. Income and expenses attributable to the period prior to the Closing Date shall be for the account of Seller, and income and expenses attributable to the period on and after the Closing Date shall be for the account of Purchaser. Such prorations shall be determined separately for, and Seller and Purchaser shall cooperate with each other to allocate the same between, the Apartment Property and the Vacant Land Property. The following items shall be prorated through escrow:
(xvii)    Taxes. All real estate, personal property and ad valorem taxes, assessments and bonds (“Taxes”) payable with respect to the Property shall be prorated between Seller and Purchaser as of the Closing Date for the year in which the Closing is held on the basis of the statements for such amounts for such year. If statements for the current year are not available as of the Closing Date, the proration between Seller and Purchaser shall be made on the basis of the amounts due for the immediately prior year and shall be subject to adjustment outside of escrow after the Closing within sixty (60) days after the bills for the applicable period are received; provided, however, that any reproration of real estate taxes shall take into account only increases or decreases in the tax rate or millage and any increase or decrease in the amount of Taxes payable based on an increase or decrease in the assessed value of the Property (it being understood that any increase in Taxes attributable to an increase in the assessed value as a result of the Purchase Price shall be the responsibility of Purchaser). If any tax assessment for the current year is under protest, the closing tax proration shall be re-prorated between Purchaser and Seller at such time as there is a final determination on such protest; provided that Purchaser shall first be credited for all reasonable, out-of-pocket costs, including legal fees and expenses incurred and paid by Seller, associated with such protest, and to the extent Seller protested the taxes applicable to other properties in addition to the Property, such costs shall be allocated equitably among the Property and other properties. From and after Closing, Purchaser shall have sole authority to prosecute any such protest for the current year, and Seller shall reasonably cooperate with Purchaser, at no material out-of-pocket expense to Seller, in connection with any such protest.
(xviii)    Income and Expenses. Income from the Property other than Rent (as defined below), and ordinary operating expenses incurred by Seller with respect to the Property, shall be prorated between Seller and Purchaser as of the Closing Date. Such expenses include, without limitation, utility charges, the cost of the Designated Contracts assigned at Closing to Purchaser, and sewer, janitorial, cleaning and maintenance costs. Purchaser shall cause all utilities to be placed in the name of Purchaser as of the Closing Date. All utility services shall be prorated at Closing between Seller and Purchaser. The parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Closing Date. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the parties shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other party promptly upon receipt of the actual bill for the relevant billing period. For the avoidance of doubt, all costs under Contracts that are not Designated Contracts assigned at Closing to Purchaser shall be for the account of Seller.
(xix)    Rentals and Other Tenant Charges. Rents under the Tenant Leases, including, without limitation, fixed rent, additional rent and any operating expense pass-throughs (collectively, “Rents”), shall be addressed in the manner set forth in this subsection. All prepaid Rents for any period subsequent to the Closing Date shall be credited to Purchaser at Closing. If more amounts have been collected under Tenant Leases as operating expense pass-throughs than have been expended for operating expenses by Seller as of the Closing Date, then Purchaser shall receive a credit against the Purchase Price for such excess collected amount.  Operating expense pass-throughs and other amounts reimbursed by tenants for the year in which Closing occurs will be re-prorated no later than March 31 in the year after which Closing occurs; provided, however, Seller shall receive a credit at Closing for all operating expenses of the Property actually paid by Seller as of the Closing Date pursuant to Section 4(e)(ii) above, regardless of whether such actual operating expenses have been fully reimbursed by the tenants as of the Closing Date. All collected Rents for the month in which the Closing occurs shall be prorated as of the Closing Date. All Rents which are due but uncollected as of the Closing Date (the “Delinquent Rents”) shall not be prorated at Closing but shall be paid to the party entitled to receive such Delinquent Rents as provided below upon receipt of same by either Seller or Purchaser after Closing. For a period of three (3) months following the Closing Date, Purchaser agrees to use commercially reasonable efforts to collect Delinquent Rents from each tenant remaining in possession of its space under a Tenant Lease, provided that Purchaser will have no liability for the failure to collect any such Delinquent Rents and will not be required to conduct lock-outs, terminate such Tenant Lease or take any other legal action to enforce collection of any such amounts owed by such tenants. Any and all amounts received by Seller after the Closing Date from tenants of the Property shall be promptly delivered to Purchaser. Any and all amounts received by Purchaser after the Closing Date from any party owing Delinquent Rents shall be paid and applied as follows: first, to Purchaser’s reasonable collection costs (including, without limitation, reasonable attorneys’ fees) incurred (after the Closing Date only); second, to Purchaser for Rents due for the then current month; third, to Purchaser for due but unpaid Rents accruing after the Closing Date, to be applied in the inverse of the order incurred (i.e., the most recently incurred Rents paid first); fourth, to Delinquent Rents for the month in which the Closing occurs (which sums shall, upon such collection, be prorated between Seller and Purchaser as though collected prior to Closing); and finally, to Seller for and to the extent of Delinquent Rents for the period prior to the month of Closing. The parties agree that they shall provide a final accounting and reconciliation of all Delinquent Rents within thirty (30) days after Closing. In no event shall Seller have the right to pursue any tenant under the Tenant Leases for any sums due Seller for periods attributable to Seller's ownership of the Property.
(xx)    Locator Fees. Locator fees on all Tenant Leases and all renewals or expansions of Tenant Leases executed prior to the expiration of the Inspection Period, including those with respect to which the tenant takes occupancy on or after the Closing Date, shall be allocated to, and paid by, Seller. Locator fees on all Tenant Leases and all renewals or expansions of Tenant Leases executed after the expiration of the Inspection Period, including those with respect to which the tenant takes occupancy on or after the Closing Date, shall be allocated to Purchaser at Closing.
(xxi)    Security Deposits. Purchaser shall receive a credit for all security deposits (and interest thereon if required by law or contract to be earned thereon) reflected as owing in the Tenant Leases or which are otherwise held by Seller as of the Closing.
(b)    Reprorations. Any proration under this Section 4(e) that cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties’ reasonable estimates of such amounts and shall be the subject of a final proration as soon thereafter as the precise amounts can be ascertained, but, except as otherwise provided above in subsection 4(e)(i) with respect to Taxes, in no event later than sixty (60) days after the Closing. Seller and Purchaser shall each cooperate with the other diligently and promptly to correct any errors in computations or estimates under this Section 4(e) and shall promptly pay to the party entitled thereto any refund, credit or other payment necessary to comply with this Section 4(e) on demand therefor.
(i)    Survival. The provisions of this Section 4(e) shall survive Closing.
(f)    Rent Ready Condition. Seller shall place apartment units within the apartment project on the Apartment Land that are now vacant or that become vacant for more than seven (7) days prior to Closing into rent-ready condition on or before the Closing Date in accordance with Seller’s current management standards for its apartment properties as though no sale of the Property were contemplated; provided, however, with respect to those apartment units vacated during the seven (7) day period ending on the Closing Date, Seller shall either (i) place each such unit in rent ready condition or (ii) provide Purchaser at Closing with the credit described in the immediately following sentence. With respect to any vacant apartment units not in “rent-ready” condition on the Closing Date, Seller shall provide Purchaser, as part of the prorations set forth in Section 4(e) above, with a credit at Closing of Five Hundred and No/100 Dollars ($500.00) for each such apartment unit which is not in “rent-ready” condition on the Closing Date. For purposes hereof, “rent-ready” condition shall mean those rental units at the Property which are unoccupied but are in fact fully equipped (including all appliances) and ready for immediate occupancy as reasonably determined in accordance with Seller’s or its property manager’s current business practices. In the event any errors in the amount of such credit are discovered following Closing, the parties shall make any refunds, credits or other payments necessary to correct such errors in accordance with the terms of, and within the time period set forth in, Section 4(e)(vi) above, which obligation shall survive Closing. For the avoidance of doubt, in no event shall Seller be obligated to place any apartment units in rent ready condition following the Closing Date.

5.    Due Diligence and Inspection.
(a)    Inspection. Purchaser has conducted an acquisition due diligence investigation of the Property, including (i) a review of Contracts, financial statements and other documentation related to the Property, including the Due Diligence Materials delivered or made available to Purchaser pursuant to Section 7, and (ii) a physical inspection of the Property (the “Inspection”) to determine the condition of the Property including the existence of any environmental hazards or conditions, during the period commencing prior to the Effective Date and ending on the Effective Date (the “Inspection Period”). The Inspection was conducted at Purchaser's sole cost and expense. During the Inspection Period, subject to the limits set forth in this Section 5, Seller provided Purchaser with full access to the Property, including the books and records relating to the Property in Seller’s possession or control. Purchaser shall have no direct contact or communications with tenants or vendors without Seller’s prior approval. If Purchaser would like to meet with third party vendors relating to the Property and tenants of the Property in connection with its due diligence review of the Property, Purchaser shall contact Seller with such requests and Seller shall use commercially reasonable efforts to arrange such meetings. Seller may elect to be present during such meetings. With Seller's permission, after Seller has received advance notice sufficient to permit it to schedule Purchaser's examination of the Property in an orderly manner and to provide at least twenty-four (24) hours advance written notice to any affected tenants, Purchaser or its agents or contractors may enter upon the Property for purposes of analysis or other tests and inspections deemed necessary by Purchaser for the Inspection; provided, however, Purchaser is not permitted to perform any intrusive testing, including, without limitation, a Phase II environmental assessment or boring, without (A) submitting to Seller the scope and inspections for the testing, and (B) obtaining the prior written consent of Seller which may be withheld in Seller's sole and absolute discretion. Seller may have a representative present at any inspection or testing made by Purchaser on the Property. Purchaser shall not alter the physical condition of the Property without notifying Seller of its requested tests and obtaining the prior written consent of Seller to any physical alteration of the Property, which may be withheld in Seller's sole and absolute discretion. Purchaser shall not take any action or permit any activity that would violate a Tenant Lease, and Purchaser will exercise its best efforts to conduct or cause to be conducted all inspections and tests in a manner and at times that will not unreasonably interfere with any tenant's use and occupancy of the Property. Purchaser shall promptly restore the Property to substantially its original condition if damaged or changed due to the tests and inspections performed by Purchaser, free of any mechanic's or materialman's liens or other encumbrances arising out of the Inspection. PURCHASER HEREBY INDEMNIFIES AND HOLDS SELLER HARMLESS FROM ALL CLAIMS, LIABILITIES, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), ACTIONS, AND CAUSES OF ACTION ARISING OUT OF THE INSPECTION PERFORMED BY PURCHASER, ITS AGENTS, LENDERS, INDEPENDENT CONTRACTORS, AND/OR EMPLOYEES; provided that the foregoing indemnity shall not apply to any claims, damages or other costs arising by virtue of the mere discovery of any pre-existing condition at the Property in connection with the Inspection performed by Purchaser, its agents, lenders, independent contractors and/or employees so long as Purchaser, its agents, lenders, independent contractors and/or employees do not exacerbate such pre-existing condition. Purchaser further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against Seller for property damages or bodily and/or personal injuries to Purchaser, its agents, lenders, independent contractors, servants and/or employees arising out of the Inspection. The indemnification obligation of Purchaser set forth in this Section 5(a) will survive for one (1) year following the Effective Date.
(b)    Reaffirmation. As of the Effective Date, Purchaser confirms that it has waived its Inspection contingency and has no right to terminate this Agreement on account of its Inspection. Accordingly, the Earnest Money is non-refundable (except as otherwise provided herein) and Purchaser and

Seller shall be bound to proceed to Closing and consummate the transaction contemplated herein pursuant to, and subject to, the terms of this Agreement.
(c)    Reports. In the event that the transaction does not close, upon written request from Seller, Purchaser shall provide to Seller, at no cost to Seller, with a copy of the results of any tests and inspections made by Purchaser’s third party consultants, excluding (i) any market and economic feasibility studies, (ii) any internal reports or analysis prepared by Purchaser or affiliates of Purchaser, (iii) any drafts of any such third party reports, (iv) any attorney-client privileged communications, (v) internally generated work product, and (vi) any documents Purchaser is contractually required to keep confidential (collectively, “Purchaser Reports”). Any Purchaser Reports delivered to Seller will be delivered for informational purposes only and Purchaser makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Purchaser Reports. Seller agrees not to enforce any claim or cause of action against Purchaser or the preparers of the Purchaser Reports (except against such preparers if Seller obtains its own separate agreement with the preparer of the applicable Purchaser Reports) for any inaccuracies in the Purchaser Reports. Except as may be required by applicable law, any judicial or quasi-judicial order , Purchaser shall keep confidential the Purchaser's Reports, the Due Diligence Materials (defined below) and any other information regarding the Property delivered or made available by Seller or Broker, and may not disclose the results to any third parties, except to Purchaser’s affiliates, employees, attorneys, accountants, agents, consultants and other professionals and prospective investors and lenders (and their respective advisors), who shall be obliged to keep such information confidential. This Section 5(c) shall survive the Closing or any termination of this Agreement.
(d)    Insurance. Prior to the date that Purchaser or its agents or contractors first enter the Property, Purchaser and Purchaser’s agents and contractors, as applicable, shall procure and maintain throughout the term of this Agreement, commercial general liability insurance, including direct contractual and contingent liability, with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. Seller, Bentall Kennedy (U.S.) Limited Partnership, NewTower Trust Company, Grayco Museum GP LLC, Grayco Museum Investment LP and Seller’s property manager shall be included as an additional insured(s) under the required commercial general liability coverage. In addition, this insurance must include: (i) personal injury liability with employee and contractual exclusions removed; and (ii) a waiver of subrogation in favor of Seller without exception for the negligence of any additional insured. Neither Purchaser nor Purchaser’s agents or contractors will be permitted to come onto the Property unless and until Purchaser has provided to Seller copies of the insurance policy or policies of Purchaser and Purchaser’s agents and contractors evidencing this coverage, the additional insured status of Seller, and the waiver of subrogation.
(e)    Designation of Contracts. During the Inspection Period, Purchaser shall review all service, maintenance, operating, equipment leasing and other similar contracts or agreements affecting the Property provided by Seller to Purchaser and set forth on Exhibit H attached hereto (the “Contracts”) and shall notify Seller which Contracts Purchaser wishes to assume at Closing. Purchaser’s failure to timely deliver such notice prior to the expiration of the Inspection Period shall be deemed to constitute Purchaser’s election to assume all Contracts. Notwithstanding the foregoing, Purchaser shall be required to assume all Contracts that are not terminable on 30 days or less notice and all Contracts that require the payment of a termination fee (unless Purchaser agrees to pay such termination fee). Notwithstanding the foregoing, Seller shall, at Seller’s sole cost and expense, on or before Closing terminate (i) all management, brokerage, leasing, and commission agreements (including locator agreements), if any, in respect of the Property, and Purchaser shall have no obligation to pay any amounts due under such agreements whether before or after Closing, and (ii) all contracts with affiliates, regardless whether Purchaser requests their termination. The Contracts that Purchaser elects (or is deemed to have elected) to assume or is required to assume pursuant to this Section

5(e) are referred to herein as the “Designated Contracts”. Seller shall cause any Contracts that are not Designated Contracts to be terminated no later than the Closing Date. Without limiting the generality of the foregoing, each of Seller and Purchaser hereby agree that that certain Equipment Lease and Boiler Management Agreement dated as of February 13, 2008 by and between Apartment Seller and Boiler Management, Ltd. shall be a Designated Contract that Purchaser shall be required to assume at Closing.
(f)    Survival. The indemnification provisions of Section 5(a) shall survive the Closing or any termination of this Agreement, and the provisions of Section 5(c) shall survive any termination of this Agreement.
6.    Title Approval.
(a)    Commitment; Survey. Seller has caused to be delivered to Purchaser prior to the Effective Date (i) a commitment for an Owner Policy of Title Insurance for each of the Apartment Property and the Vacant Property, with copies of all instruments identified therein as affecting such Property and recited as exceptions (collectively, the “Commitment”) and (ii) copies of the most recent surveys of the Apartment Property and the Vacant Property in Seller's possession. In addition, Purchaser, at its cost, has obtained and delivered to Seller a new survey (“Survey”) of the Property made on the ground by a registered professional land surveyor that conforms to the requirements of an ALTA/ACSM minimum standard detail survey.
(b)    Objections. Purchaser has reviewed the Commitment and Survey and delivered to the Title Company and Seller (by electronic mail from Sarabeth Westwood dated July 30, 2018) written notice of its objections to items disclosed therein. Any exception to title identified in the Commitment or Survey not objected to by Purchaser shall be deemed accepted by Purchaser. Seller has notified Purchaser (by a letter from Jordan V. Rood dated August 6. 2018) whether Seller has elected to remove or to cause the Title Company to insure over such objections in a manner reasonably acceptable to Purchaser. Seller shall have no obligation to expend any money, to incur any contractual or other obligations, or to institute any litigation in pursuing its efforts other than to remove at Closing Non-Permitted Liens (as defined below). Seller did not elect to cure each of Purchaser’s title objections. Purchaser confirms that it has elected to waive the objections that Seller has not elected in writing to cure (which shall thereupon become Permitted Exceptions) and proceed to Closing. Accordingly, any title objections that Seller is unwilling to cure shall be deemed Permitted Exceptions, and Closing shall occur as provided in this Agreement without any reduction of or credit against the Purchase Price. Notwithstanding the foregoing, Seller shall be obligated to remove or to cause the Title Company to insure over, in a manner reasonably acceptable to Purchaser, the following, whether or not Purchaser objects to such matters: (i) liens of an ascertainable amount securing indebtedness of Seller, (ii) liens for unpaid taxes or assessments, (iii) mechanics’ and materialmen’s liens created by, through or under Seller, and (iv) any other monetary lien voluntarily and intentionally created by Seller prior to Closing (collectively, “Non-Permitted Liens”).
(c)    Permitted Exceptions. The phrase “Permitted Exceptions” means those exceptions to title set forth in the Commitment or Survey and that have been accepted or deemed accepted by Purchaser pursuant to Section 6(b).
(d)    Encumbrances. After the Effective Date, Seller will not intentionally or deliberately place on the Property any encumbrance (references to "encumbrance" include any lien, encumbrance, or other exception to title) other than the Permitted Exceptions. If, before the Closing Date, title to the Property becomes subject to any encumbrance other than a Permitted Exception, then Seller may (but has no obligation to, except with respect to Non-Permitted Liens) attempt to cure the encumbrance. If

Seller is unable or unwilling to cure the encumbrance, then Purchaser, as its sole and exclusive remedy, may either: (i) terminate this Agreement by written notice to Seller whereupon the Earnest Money shall be returned to Purchaser, and neither party will have any right or obligation under this Agreement other than rights or obligations that expressly survive termination; or (ii) proceed to Closing without receiving any credit against or reduction of the Purchase Price whereupon Purchaser shall be deemed to have accepted the encumbrance as an exception to title (which shall thereupon become a Permitted Exception). For the avoidance of doubt, if after the Effective Date, Seller intentionally or deliberately places on the Property any encumbrance that is not a Permitted Exception and is not otherwise permitted under this Agreement or is not consented to by Purchaser in writing and Seller fails to remove the same prior to Closing, then Seller shall be in default hereunder and Purchaser shall have the remedies set forth in Section 11(b).
(e)    Title Policy. It is a condition precedent to Purchaser's obligations under this Agreement that on the Closing Date, the Title Company shall be irrevocably committed in writing to issue at Closing or promptly thereafter an Owner Policy of Title Insurance (Form T-1) (i) to Apartment Purchaser in the full amount of the portion of the Purchase Price allocated to the Apartment Property herein insuring good and indefeasible fee simple title to the Apartment Property in Apartment Purchaser and (ii) to Vacant Land Purchaser in the full amount of the portion of the Purchaser Price allocated to the Vacant Land insuring good and indefeasible fee simple title to the Vacant Property in Vacant Land Purchaser (each, a “Title Policy”; and collectively, the “Title Policies”). Each Title Policy shall be subject only to (a) the Permitted Exceptions applicable to that portion of the Property covered thereby and (b) the standard pre-printed exceptions, except that: (i) the standard survey exception for area and boundaries shall be deleted, at Purchaser’s cost, except for shortages in area (the “Survey Modification”); (ii) any general exception for rights of parties in possession shall be deleted, although there may be included on the Title Policy in respect of the Apartment Property an exception for rights of tenants pursuant to written leases set forth on the Final Rent Roll; (iii) no exception shall be taken for lack of access; and (iv) the arbitration provision shall be deleted. Without limiting Seller’s obligations under Section 4(b)(xi), Seller shall deliver to the Title Company at Closing an owner’s or seller’s affidavit in a form reasonably acceptable to Seller sufficient to permit the Title Company to issue each Title Policy in the form required herein. Purchaser may, at its cost, obtain such additional endorsements to the Title Policies as Purchaser may desire and the Title Company may agree to provide. The Title Policies shall be underwritten by Chicago Title Insurance Company (“Underwriter”).
7.    Due Diligence Materials. No later than the Effective Date, Seller will cause to be delivered to Purchaser or made available to Purchaser or made available on the due diligence website copies of the following (the “Due Diligence Materials”), to the extent (and only to the extent) that these items are available and in Seller's or its property manager’s possession or control:
(i)    Tenant Leases (including all amendments, riders, licenses, and side letters relating thereto) and all files related thereto;
(ii)    A list of Tenant Leases; a rent roll (including a delinquency report) for the Property;
(iii)    Operating reports and capital expenditure budgets and reports for the most recent two (2) years;
(iv)    Contracts, and Seller’s files related thereto;
(v)    All licenses and permits with respect to the ownership and operation of the Property, including, but not limited to, building permits and certificates of occupancy;

(vi)    All third-party warranties and guaranties relating to the Property, or any part thereof, or to the tangible Personal Property;
(vii)    Real estate and personal property tax statements with respect to the Property for the most recent two (2) years;
(viii)    Utility bills relating to the Property for the most recent two (2) years;
(ix)    Repair/maintenance logs and records;
(x)    Any Phase I and Phase II assessments; all geotechnical, foundation and soils reports; and all remediation and monitoring plans;
(xi)    Any and all area calculations, surveys, plans and specifications (including ADA, architectural, engineering, landscaping and interior design plans), construction documents, site plans, and engineering reports; and
(xii)    Any other information or documentation relating to the Property that Purchaser may reasonably request excluding the following (“Seller Proprietary Materials”): (1) any market and economic feasibility studies, (2) any internal reports or analysis prepared by Purchaser or affiliates of Purchaser to the extent related to Seller’s valuation of the Property, (3) any drafts of any such third party reports that were not finalized and produced, (4) any attorney-client privileged communications, (5) any documents or items which Seller in good faith considers proprietary (such as Seller’s or its property managers’ operation manuals) or any materials projecting or relating to the future performance of the Property, and (6) any documents Purchaser is contractually required to keep confidential pursuant to a third party confidentiality agreement; provided, however, in the event any document that Seller is entitled to withhold under clauses (1), (2), (5) or (6) above discloses or identifies any actual or threatened third party claim or liability to a third party against Seller or the Property or that would attach to or be binding upon the Property or Purchaser after the consummation of any purchase of the Property, then Seller shall deliver to Purchaser (x) a redacted copy of such document that discloses and identifies the claim or liability and (y) a written description of such claim or liability describing the same in reasonable detail.
Any failure of Seller to timely deliver or make available any of the Due Diligence Materials will not extend the Inspection Period. Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Due Diligence Materials, and Purchaser acknowledges that the Due Diligence Materials will be for informational purposes only and shall not give Purchaser any cause of action against Seller or the preparer, absent an agreement from the preparer that Purchaser is entitled to rely on a particular matter. In no event will the Due Diligence Materials include appraisals, valuation memos, or correspondence related to the sale of the Property.
8.    Cooperation with Purchaser’s Auditors and SEC Filing Requirements. Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser’s auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the year to date of the year in which the Closing occurs plus up to the three prior calendar years. Purchaser shall be responsible for all of Seller’s out-of-pocket costs associated with this audit. Seller shall cooperate (at no out-of-pocket cost to Seller) with Purchaser’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Purchaser’s auditor, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Purchaser’s expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser or any Affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no out-of-pocket cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information. This provision shall survive Closing until the expiration of the Survival Period (as defined below).
9.    Broker’s Fee. Purchaser and Seller represent and warrant to each other that no real estate commissions, finders' fees, or brokers' fees have been or will be incurred in connection with the sale of the Property by Seller to Purchaser other than a commission payable by Seller to ARA Newmark (David Mitchell) (the “Broker”) pursuant to a separate agreement between Seller and Broker. Each party represents to the other that, except as set forth above, it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase under this Agreement and that it has not dealt with any broker or finder purporting to act on behalf of any other party. Purchaser and Seller each hereby agree to indemnify, defend, and hold the other harmless from any claim, liability, obligation, cost, or expense (including attorneys' fees and expenses) for fees or commissions relating to Purchaser's acquisition of the Property asserted against either party by any broker or other person (other than the Broker) claiming by, through, or under the indemnifying party or whose claim is based on the indemnifying party's acts. The provisions of this Section 9 shall survive the Closing or any termination of this Agreement.
10.    Limitation of Seller’s Representations and Warranties; Release.
(1)    AS-IS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 12 OF THIS AGREEMENT OR IN THE PURCHASE DOCUMENTS (as hereinafter defined), PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS PURCHASING THE PROPERTY IN AN “AS-IS” CONDITION “WITH ALL FAULTS” AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY NATURE WHATSOEVER FROM OR ON BEHALF OF SELLER, INCLUDING WITHOUT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE.
(c)    No Reliance. Purchaser acknowledges that (i) Purchaser has had, pursuant to this Agreement, an adequate opportunity to make such legal, factual and other inquiries and investigation as Purchaser deems necessary, desirable or appropriate with respect to the Property, and (ii) except as otherwise expressly set forth in Section 12 of this Agreement or in the Purchase Documents, neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, promise or statement, express or implied, to Purchaser, or to anyone acting for or on behalf of Purchaser, concerning the Property or the condition, use or development thereof. Purchaser represents that, in entering into this Agreement, Purchaser has not relied on any representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, other than as expressly set forth in Section 12 of this Agreement and in the Purchase Documents, and that Purchaser shall purchase the Property based upon Purchaser’s own prior investigation and examination of the Property. Purchaser has elected to proceed to Closing, and such election was made at Purchaser’s absolute discretion, in reliance solely upon the tests, analyses, inspections and investigations that Purchaser makes, or had the right to make and opted not, or otherwise failed, to make, and not in reliance upon any alleged representation made by or on behalf of Seller, except as set forth in Section 12 and in the Purchase Documents.

(1)    Release. Except as may be expressly provided in Section 12 of this Agreement or in the Purchase Documents, and subject to the limitations set forth in this paragraph, Purchaser, for itself and its successors in interest, releases Seller and its affiliates and their respective members, managers, partners, officers, directors, employees and advisors (collectively “Seller Parties”) from, and waives all claims and liability against the Seller Parties for, any structural, physical, environmental, economic, legal, financial or operational condition at the Property, and hereby releases the Seller Parties from, and waives all liability against the Seller Parties attributable to, the structural, physical, environmental, economic, legal, financial or operational condition of the Property, including without limitation (i) any damages arising out of a violation of any legal requirement with respect to the physical condition, maintenance or improvement of the Property, including zoning and building codes and the Americans with Disabilities Act; (ii) any damages arising out of the state of the physical condition, maintenance or improvement of the Property on or before the Closing Date; (iii) any damages arising out of the presence, discovery or removal of any hazardous materials or substances in, at, about or under the Property, or connected with or arising out of any and all claims or causes of action based upon any environmental law, including CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by SARA Superfund Amendment and Reauthorization Act of 1986 and as may be further amended from time to time) or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in or under the Property. The provisions of this Section 10 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Purchase Documents.
Seller and Purchaser hereby acknowledge and agree to the provisions of this Section 10:
Seller:                    Purchaser:
11.    Default.
(a)    Seller's Remedies. If Purchaser fails to perform its obligations to consummate the purchase transaction pursuant to this Agreement at Closing for any reason except the failure by Seller to perform its obligations hereunder or the failure of any condition precedent to Purchaser’s obligation to consummate the Closing, and Purchaser’s failure is not cured within three (3) Business Days after written notice from Purchaser to Seller (with the Closing Date being extended as necessary to provide such full three (3) Business Day period), then Seller, as its sole and exclusive remedy may terminate this Agreement and receive the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder (except for any claims arising under Section 5(a) or Section 9). Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine, and the Earnest Money is a fair estimate of those damages and has been agreed to in an effort to cause the amount of damages to be certain. Notwithstanding the foregoing, nothing in this Section 11(b) shall limit Seller’s remedies at law, in equity or as herein provided in the event of a breach by Purchaser (A) after Closing, of any of the Purchase Documents, (B) after Closing, of any of the obligations hereunder that survive the Closing, or (C) after termination of this Agreement, of any of the obligations hereunder that survive the termination of this Agreement. In no event or circumstance shall Seller be entitled to any consequential or punitive damages. Seller’s remedies shall be limited to those described in this Section 11(a). The provisions of this Section 11(a) shall survive the Closing or any termination of this Agreement.
(b)    Purchaser's Remedies. If Seller fails to perform its obligations to consummate the sale transaction pursuant to this Agreement at Closing for any reason except failure by Purchaser to perform its obligations hereunder or the failure of any condition precedent to Seller’s obligations to consummate the Closing, and Seller’s failure is not cured within three (3) Business Days after written notice from Purchaser to Seller (with the Closing Date being extended as necessary to provide such full three (3) Business Day period), then Purchaser may, as its sole and exclusive remedy, either: (i) terminate this Agreement by giving Seller written notice of its election and recover the Earnest Money and reimbursement of the verified out-of-pocket costs and expenses incurred by Purchaser in connection with this Agreement up to a maximum amount of One Hundred and Fifty Thousand and No/100 Dollars ($150,000.00); (ii) enforce specific performance of Seller’s obligations under this Agreement and, in such event, recover from Seller all legal fees, court costs and all other reasonable costs of such action; provided that, if Purchaser elects to seek specific performance, Purchaser may, at any time prior to judgment having been obtained, abandon pursuit of specific performance upon written prior written notice to Seller, upon which abandonment Purchaser will be deemed to have elected to terminate this Agreement and proceed under clause (i) above; or (iii) waive Seller's failure or breach and proceed to Closing. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before thirty (30) days following the scheduled Closing Date or, having given that notice, fails to file a lawsuit asserting the claim or cause of action in Harris County, Texas, within sixty (60) days following the scheduled Closing Date. Unless Purchaser in good faith either (1) disputes an allegation of Purchaser's default and promptly files suit for declaratory judgment or (2) alleges a Seller default that continues after the notice and cure period set forth above and timely files suit for specific performance and the action is pending, Purchaser may not place a lis pendens against all or any portion of the Property, and Purchaser hereby waives and releases any right it may have under applicable law to file any lis pendens. In no event or circumstance shall Purchaser be entitled to any consequential or punitive damages. Purchaser's remedies shall be limited to those described in this Section 11. Notwithstanding the foregoing, nothing in this Section 11(b) shall limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller (A) after Closing, of any of the Purchase Documents, (B) after Closing, of any of the obligations hereunder that survive the Closing, or (C) after termination of this Agreement, of any of the obligations hereunder that survive the termination of this Agreement. The provisions of this Section 11 shall survive the Closing or any termination of this Agreement.
Seller and Purchaser hereby acknowledge and agree to the provisions of this Section 11:
Seller:                    Purchaser:
12.    Representations and Warranties of Seller.
(a)    Representations and Warranties. Seller hereby represents and warrants to Purchaser, which representations and warranties shall be deemed made by Seller to Purchaser as of the Effective Date and also as of the Closing Date, that:
(i)    Parties in Possession; Purchase Options. There are no parties in possession of any portion of the Property except Seller and tenants under Tenant Leases. Seller has not entered into any contract, lease or other agreement that is presently in effect whereby it has agreed to sell or otherwise transfer the Property, or any interest therein or any part thereof, or whereby it has granted to any third party an option or a right of first refusal to purchase or lease all or any part of the Property or any interest therein.
(ii)    Organization and Authority. Each entity comprising Seller has been duly organized and is validly existing as a limited partnership under the laws of the State of Delaware. Seller is duly qualified and in good standing to do business in the State of Texas. Seller has the power and authority to sell and convey the Property as provided in this Agreement and to carry out Seller's obligations under this

Agreement, and that all requisite corporate or partnership action necessary to authorize Seller to enter into this Agreement and to carry out Seller's obligations under this Agreement has been taken.
(iii)    Contracts. To Seller’s actual knowledge, the list of Contracts attached hereto as Exhibit H is a true, correct and complete list in all material respects of all Contracts as of the date of its delivery. Seller has delivered to Purchaser true, correct and complete copies in all material respects of all Contracts in effect as of the Effective Date and will deliver to Purchaser true, correct and complete copies of any Contract entered into after the Effective Date promptly after the execution and delivery thereof. Neither Seller nor, to Seller’s knowledge, any other counterparty to any Contract is in material default of its obligations under any Contract.
(1)    Operating Statements. The operating statements for the Property relating to the period of Seller’s ownership of the Property made available to Purchaser pursuant to this Agreement are the operating statements used and relied on by Seller in its operation of the Property.
(iv)    No Notice of Violations. Except as may have been specifically disclosed in writing to Purchaser prior to the Effective Date, Seller has received no written notice (that remains uncured) (i) from any government agency having jurisdiction over the Land or Improvements that considers either the construction of the Improvements or the operation or use of the Property to be in violation of any law, ordinance, regulation, or order or (ii) that the Seller or the Property is in breach of any covenant, condition, restriction or easement affecting the Property.
(v)    No Litigation; Eminent Domain. Except as set forth on Exhibit I, there are no actions, suits or proceedings pending for which Seller has received service of process, before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting Seller or the Property. Seller has not received any written notice of a pending or threatened eminent domain or similar proceeding that would affect the Land or Improvements.
(vi)    Not a Foreign Person. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
(vii)    OFAC. Neither the Seller nor any of its officers, managers nor directors, nor any direct or, to the Seller’s knowledge, indirect owner of ten percent (10%) or more of the legal or beneficial interests in the Sellers, nor, to the Seller’s Knowledge, any other legal or beneficial owner of the Seller, (i) is a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), (ii) engages in any dealings or transactions, or is otherwise associated, with any of those persons or entities.
(viii)    Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally, and Seller has received no written notice of and has no knowledge of (i) the filing of any involuntary petition by Seller’s creditors, (ii) the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, or (iii) the attachment or other judicial seizure of all, or substantially all, of Seller’s assets.
(ix)    Leases. The Rent Roll attached hereto as Exhibit F (i) was prepared by or for Seller in the ordinary course of its business in connection with its ownership and operation of the Property, (ii) is used and relied on by Seller in connection with its ownership and operation of the Property and, (iii) to Seller’s knowledge, is true, correct and complete as of the date thereof. Except as set forth in the Rent

Roll, there are no Leases or occupancy agreements to which Seller is a party affecting the Property. Except for the Designated Contracts, there are no lease brokerage agreements, leasing commission agreements, or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property that would be binding on Purchaser following Closing. Seller has delivered or will deliver or make available to Purchaser a true, correct and complete copy of the form of Lease currently used by Seller or its property manager in its operation of the Property and shall make available to Purchaser true, correct and complete copies of each Lease.
(x)    Environmental. Seller has delivered or made available to Purchaser true, correct and complete copies in all material respects of all environmental reports and assessments to the extent in Seller’s or its property manager’s possession or control.
(xi)    Employees. Neither Seller nor its property manager has any employees which Purchaser shall be obligated to employ following the Closing, and Seller has no employees on-site at the Property providing on-site services to the Property, and all such services are performed by employees of Seller’s property manager.
(xii)    ERISA. Seller does not hold the “plan assets” of any employee benefit plan or other plan within the meaning of 29 CFR 101, as modified by Section 3(42) of ERISA.
(b)    Seller's Knowledge. Whenever the phrases “to Seller's actual knowledge” or “to the best of Seller's knowledge” or any similar phrase is used herein, those phrases mean the present, actual knowledge (as opposed to the imputed knowledge), without inquiry or investigation, of the fact or condition by Jeff Gray (collectively if one or more “Seller's Representative”). The representations and warranties contained in Section 12 are the representations and warranties of Seller, not Seller’s Representative, and shall not create any individual liability for Seller's Representative. Seller represents that Seller’s Representative is the person within Seller's organization who would be most likely to have knowledge concerning the matters covered by the representations and warranties of Seller set forth herein.
(c)    Condition Precedent. It is a condition precedent to Purchaser's obligations under this Agreement that as of the Closing Date, all of Seller's representations and warranties shall be true and correct in all material respects. If the representations and warranties of Seller, which were true and correct when made, are not true and correct in all material respects on the Closing Date, and that change is not attributable to Seller’s breach of its obligations hereunder or Seller's actions or omissions, then Purchaser may, at its option, (i) waive this condition and close this transaction in accordance with the terms and provisions of this Agreement, or (ii) terminate this Agreement by notice in writing to Seller and receive back the Earnest Money whereupon neither party shall have any further rights or obligations under this Agreement, other than rights or obligations that expressly survive termination. The obligation of Purchaser to consummate the Closing shall be subject to the fulfillment on or before the Closing Date of all of the following conditions: (i) Seller shall have completed the Elevator Work (defined below) and Purchaser shall have approved the same; which approval shall not be unreasonably withheld, and (ii) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date. In the event that any of the conditions listed in the immediately preceding sentence are not either satisfied or waived in writing by Purchaser prior to the Closing Date, Purchaser shall deliver written notice to Seller describing the condition not satisfied or waived, and if such condition remains unsatisfied as of the Closing Date, then without limiting Purchaser’s rights under Section 11(b), to the extent applicable, Purchaser shall have the right to terminate this Agreement by written notice to Seller and the Title Company, and upon any such termination, the Title Company shall promptly return the Earnest Money to Purchaser.

(d)    Survival Period. Subject to the provisions of Section 12(e), and notwithstanding anything else to the contrary contained in this Agreement, in any exhibits attached hereto, or in any documents executed or to be executed at Closing or otherwise in connection herewith (collectively, the “Purchase Documents”), all of Seller's representations, warranties, covenants, undertakings, indemnities, and agreements contained in any of the Purchase Documents (collectively, “Seller's Undertakings”) shall survive the Closing for a period of six (6) months (the “Survival Period”). Purchaser acknowledges that it is a sophisticated purchaser who is familiar with the ownership and operation of real estate projects similar to the Property, and Purchaser and Seller have negotiated and agreed upon the length of the Survival Period as an adequate period of time for Purchaser to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation. Purchaser may bring an action against Seller on the breach of any Seller's Undertakings, but only if: (i) Purchaser first obtains actual knowledge of the breach after Closing and files the action within the Survival Period and (ii) the damage to Purchaser on account of the breach (individually or when combined with damages from other breaches) equals or exceeds Fifty Thousand and No/100 Dollars ($50,000.00), in which event the full amount of such damages shall be payable (i.e., Purchaser shall be permitted to recover damages beginning with “dollar one”). Furthermore, Purchaser agrees that Seller's liability, however and whenever arising, whether based on or through, directly or indirectly, in whole or in part, any breach of Seller's Undertakings, at law or in equity, or any other claim or basis arising under the Purchase Documents or with respect to the Property, at law or in equity, shall not exceed, in the aggregate, Seven Hundred and Fifty Thousand No/100 Dollars ($750,000.00) (the “Liability Cap”). The provisions of this Section 12(d) shall survive the Closing. Notwithstanding the foregoing, the provisions of this Section 12(d) (including the Liability Cap and the Survival Period) shall not apply to the obligations of the parties with respect to prorations and post-Closing adjustments thereto pursuant to Sections 4(e) and (f) or to the obligations of the parties with respect to Section 9, and amounts payable by Seller under such Sections 4(e), 4(f) and 9 shall not apply towards the Liability Cap. Until the expiration of the Survival Period, Seller shall hold back (and shall not distribute) the sum of Seven Hundred and Fifty Thousand No/100 Dollars ($750,000.00) in its bank account. If Seller has not received written notice of any claim hereunder during the Survival Period, then upon expiration of the Survival Period, the Seller may at any time and without any further notice to or consent from Purchaser, distribute the Seven Hundred and Fifty Thousand No/100 Dollars ($750,000.00); provided, however, if Seller has received written notice from Purchaser for any claim hereunder during the Survival Period, then Seller shall hold back in its bank account and not distribute the amount in dispute until the final resolution of such claim, but Seller may distribute the difference between the amount required to be held back as provided above and the amount subject to such dispute.
(e)    Untrue Representation or Warranty. If, prior to Closing, Seller or Purchaser obtains actual knowledge that any representation or warranty of Seller in this Agreement is incorrect in any material respect (and, for purposes hereof, “material” shall mean having a cost, loss or damage equal to or in excess of Fifty Thousand and No/100 Dollars ($50,000.00)), then such party shall promptly notify the other of such incorrectness. Seller shall thereupon have the right take such action as shall be necessary in order to render correct the representation or warranty which was incorrect. If Seller fails to notify Purchaser within ten (10) days after receiving Purchaser’s notice that Seller intends to take such action, then Purchaser’s sole remedy, assuming that Purchaser was correct in stating that Seller’s representation or warranty was materially incorrect and provided that such representation (i) was not intentionally false or misleading when made and (ii) is not incorrect as a result of the breach of Seller’s covenants or obligations hereunder, shall be to terminate this Agreement by notice to Seller given within five (5) days after the expiration of such ten (10) day period, in which case Purchaser shall be entitled to the return of the Earnest Money, where upon no party shall have any further rights or obligations under this Agreement other than those that expressly survive Closing; otherwise, Purchaser shall be deemed to have waived any right to terminate this Agreement or to recover from Seller on account of such incorrectness. If Purchaser obtains knowledge prior to the Closing that any representation or warranty of Seller herein is incorrect in any material respect but does not notify Seller as provided above, Purchaser will be deemed to have forever waived any right to recover from Seller on account of such incorrectness. For the avoidance of doubt, in the event any representation of Seller was intentionally false or misleading when made or thereafter becomes incorrect as a result of a breach of Seller’s covenants or obligations hereunder, then Purchaser shall have the remedies provided in Section 11(b).
13.    Covenants of Seller. From the Effective Date until Closing, Seller shall:
(a)    Operations. Maintain and operate the Property in its current state and condition, reasonable wear and tear and damage from casualty excepted, and operate, lease and manage the Property in the ordinary course of Seller’s business and in a manner consistent with the standards of operation prevailing immediately prior to the Effective Date.
(b)    Insurance. Continue all insurance policies relative to the Property in full force and effect.
(c)    Removal of Property. Not remove any item of Personal Property from the Land or Improvements unless replaced by an item of Personal Property of substantially similar quality to the item removed, except for any dead landscaping, which Seller shall have no obligation to replace.
(d)    Contracts. Perform in all material respects its obligations under the Contracts, and refrain from entering into or amending any contracts, or other agreements (excluding leases) regarding the Property, other than contracts in the ordinary and usual course of business and which are cancelable by the owner of the Property without penalty within thirty (30) days after giving notice thereof.
(e)    Leases. Perform in all material respects its obligations under the Tenant Leases. Seller shall continue to enter into new Tenant Leases or renewals of existing Tenant Leases with respect to the Apartment Property without the consent or approval of Purchaser provided that such new Tenant Lease or renewal (i) is made upon the current economic terms offered by Seller to new or renewal tenants (i.e., no below-market rental rates or lease terms), (ii) is made on the standard Tenant Lease form employed by the Seller at the Property, (iii) is for a term not in excess of fifteen (15) months, and (iv) is not a “corporate lease” or similar arrangement (e.g., any lease with any person or entity in the business of subletting the same, or any lease that provides for the lease of more than one apartment unit to any given person or entity (or related persons or entities); otherwise, any new Tenant Lease or renewal of existing Tenant Lease shall require the prior written approval of Purchaser not to be unreasonably withheld, conditioned or delayed from and after the Effective Date through the expiration of the Inspection Period; provided, however, after the expiration of the Inspection Period, new Tenant Leases or renewals of existing Tenant Leases that do not meet the criteria outlined in clauses (i) through (iv) shall be approved or denied in Purchaser’s sole discretion. Seller shall not make or grant any concession or forgiveness for any period after the Closing Date to any tenant under any Tenant Lease without Purchaser’s prior written approval (except for concessions Seller currently provides in the ordinary course of business). In no event shall Seller enter into any lease, license, or other occupancy agreement with respect to the Vacant Land without Purchaser’s prior written approval, in its sole discretion.
(f)    Notices. Provide Purchaser with copies of all written notices received by Seller after the Effective Date which assert any material breach of Tenant Leases, Contracts, laws, covenants or permits applicable to the Property.
(g)    Elevator Repair Work/Permits. On or prior to August 31, 2018, at Seller’s sole cost and expense, Seller shall perform and complete the elevator repair work for the Apartment Property set forth in the proposal from Kone Inc. dated September 7, 2017 (the “Elevator Work”), a copy of which proposal was provided to and approved by Purchaser prior to the Effective Date. Seller will notify Purchaser when the Elevator Work is complete (which notice may be by email to Dan Box at dan.box@hines.com and Tarah Vela at tarah.vela@hines.com), and prior to Closing, Purchaser shall review and approve the Elevator Work, which approval shall not be unreasonably withheld. In addition, Seller shall use commercially reasonable efforts to provide Purchaser with evidence of valid permits for combustible materials and 911 boxes prior to Closing.
14.    Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, which representations and warranties shall be deemed made by Purchaser to Seller as of the Effective Date and also as of the Closing Date:
(a)    Authority. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser's obligations hereunder, and that all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out Purchaser's obligations hereunder has been taken or will be taken prior to the expiration of the Inspection Period.
(b)    OFAC. Neither the Purchaser nor any of its officers, managers nor directors, nor any direct or, to the Purchasers’ knowledge, indirect owner of ten percent (10%) or more of the legal or beneficial interests in the Purchasers, nor, to the Purchasers’ knowledge, any other legal or beneficial owner of the Purchasers, (i) is a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), or (ii) engages in any dealings or transactions, or is otherwise associated, with any of those persons or entities.
If this Agreement is not terminated prior to Closing pursuant to the terms and provisions hereof and Purchaser fails to consummate the Closing (even if such failure is the result of a breach of Purchaser’s representations and warranties above) for any reason except the failure by Seller to perform its obligations hereunder or the failure of any condition precedent to Purchaser’s obligation to consummate the Closing, and such failure is not cured within the cure period set forth in Section 11(a), then Purchaser shall be in default hereunder and Seller shall have the remedies set forth in Section 11(a).
15.    Condemnation. In the event that all or any substantial portion of the Property shall be taken in condemnation or under the right of eminent domain prior to the Closing Date, Seller shall promptly notify Purchaser thereof. Within five (5) Business Days after receipt of the foregoing notice (and the Closing Date shall be extended as necessary to provide Purchaser with such full five (5) Business Day period), Purchaser shall notify Seller, electing either: (a) to proceed with this transaction and Closing in accordance with this Agreement notwithstanding such condemnation; or (b) to terminate this Agreement, receive a refund of the Earnest Money and neither party shall have any further rights or obligations under this Agreement except for those that expressly survive termination. If Purchaser elects to proceed with this transaction pursuant to clause (a) above, or if there is a taking in condemnation or eminent domain that does not affect a substantial portion of the Property, there shall be no reduction in the Purchase Price and Seller shall (i) deliver to Purchaser at the Closing, or as soon thereafter as available, any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding, and (ii) transfer and assign to Purchaser any and all rights Seller may have with respect to payments by or from and with respect to recovery against any party for damages or compensation relating to the Property on account of such condemnation or eminent domain proceeding. A failure by Purchaser to notify Seller in writing within five (5) Business Days after receiving written notice of such taking shall be deemed an election to proceed under clause (a) in this Section 15. If Purchaser elects (or is deemed to elect) to proceed under clause (a) in this

Section 15, Seller shall not compromise, settle or adjust any claims to such award without Purchaser’s prior written consent. For purposes of this provision, a “substantial portion” of the Property shall be deemed to include (A) any taking of any portion of the building on the Land or the Land underlying the building, (B) any taking of the lesser of (I) five percent (5%) of the parking spaces for the Property, or (II) such number of parking spaces as would leave the Property in violation of any ordinance, lease, reciprocal easement agreement or declaration of covenants, conditions and restrictions affecting the Property, (C) any taking which gives rise to a right on behalf of any tenant under a Tenant Lease to terminate its Tenant Lease, and (D) any taking which materially alters the means of vehicular access to the Property.
16.    Damage to Property. Seller agrees to give Purchaser prompt notice of any fire or other casualty affecting the Land, the Improvements, or the Personal Property between the Effective Date and the Closing. The notice of casualty delivered by Seller to Purchaser upon the occurrence of any casualty shall specify whether the casualty is insured or uninsured and the cost to repair the damage caused by such casualty.
(a)    If, before Closing, the Property is damaged (i) by an insured fire or other casualty that would cost an amount equal to One and a Half Million and No/100 Dollars ($1,500,000.00) or more to repair or (ii) by an uninsured casualty that Seller is unwilling or unable to repair on or before Closing, or (iii) by any fire or other casualty (whether or not insured) that will result in a loss of rents (after taking into account rent loss proceeds) of more than five percent (5%) of the rent payable under the Tenant Leases prior to such casualty or give rise to a right in favor of ten (10) or more tenants to terminate their Tenant Leases (each, a “Major Casualty”), then either Purchaser or Seller may, at its option, elect to terminate this Agreement by written notice to the other party within twenty (20) days after the date of Seller's notice to Purchaser of the casualty (and the Closing Date shall be extended as necessary to provide Purchaser with such full five (5) Business Day period), in which case the Earnest Money shall be refunded to Purchaser, and neither party shall have any further rights or obligations under this Agreement, other than rights and obligations that expressly survive termination. If neither Purchaser nor Seller timely makes its election to terminate this Agreement pursuant to this Section 16 and the casualty is insured, then the Closing shall take place as provided herein, the Purchase Price shall be reduced by an amount equal to Seller's deductible under its insurance policies, and Seller shall assign to Purchaser at the Closing all of Seller's interest in and to any casualty insurance proceeds that may be payable to Seller on account of the occurrence, including, to the extent assignable, the proceeds of any business interruption or loss of rental insurance. If neither Purchaser nor Seller timely makes its election to terminate this Agreement pursuant to this Section 16 and the casualty is uninsured, then the Closing shall take place as provided herein, Purchaser shall accept the Property in its condition at Closing and the Purchase Price shall not be reduced.
(b)    If, before Closing, the Property is damaged by (i) a fire or other casualty that is not a Major Casualty or (ii) an uninsured casualty and Seller repairs the damage before Closing, then Purchaser may not terminate this Agreement, and if the casualty is insured, the Purchase Price shall be reduced by an amount equal to Seller's deductible under its insurance policies, and Seller shall assign to Purchaser at the Closing all of Seller's interest in and to any casualty insurance proceeds that may be payable to Seller on account of the occurrence, including, to the extent assignable, the proceeds of any business interruption or loss of rental insurance.
(c)    Seller and Purchaser both agree to use the Seller's insurance adjuster's assessment to determine the amount of damages.
17.    Assignment. Purchaser may not assign this Agreement without Seller's prior written consent, which consent shall be given or denied in Seller's sole and absolute discretion, except that Apartment Purchaser and/or Vacant Land Purchaser may make up to two assignments each of its interest in and to this

Agreement to an entity that is an affiliate of and controlled by Hines Global Income Trust, Inc.; provided, however, that (a) the assigning Purchaser shall not be released from any of its liabilities and obligations under this Agreement by reason of such designation or assignment; and (b) such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument (which shall be in substantially the form attached hereto as Exhibit J), which shall (i) provide that Purchaser and such designee(s) or assignee(s) shall be jointly and severally liable for all liabilities and obligations of Purchaser under this Agreement, (ii) include a representation and warranty in favor of Seller that all representations and warranties made by Purchaser in this Agreement are true and correct with respect to such designee(s) or assignee(s) as of the date of such designation or assignment, and will be true and correct as of the Closing, and (iii) otherwise be in customary form and substance reasonably satisfactory to Seller.
18.    Miscellaneous.
(a)    Notice. All notices, demands, and requests and other communications required or permitted under this Agreement must be in writing and will be deemed to be delivered when actually received by facsimile or personal delivery or, if earlier and regardless whether actually received or not, (i) upon one (1) Business Day following deposit with a nationally recognized overnight courier for next Business Day delivery, charges prepaid, or (ii) upon three (3) Business Days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage prepaid, in either event to be addressed to the addressee as follows:

If to Seller:	c/o NewTower Trust Company 7315 Wisconsin Avenue, Suite 350 West Bethesda, MD 20814 Attn: Robert B. Edwards/President Phone: (240) 235-9960 Fax: (240) 235-9961
With a copy to:	c/o Bentall Kennedy (U.S.) Limited Partnership Attn: Director of Asset Management – MEPT 1201 Third Avenue, Suite 3000 Seattle, WA 98101 Phone: 206-623-4739 Fax: 206-832-2888
And with a copy to:	c/o Bentall Kennedy (U.S.) Limited Partnership Attn: Director of Asset Management – MEPT 7315 Wisconsin Avenue, Suite 200 West Bethesda, MD 20814 Phone: 301-656-9119 Fax: 301-656-9339
And with a copy to:	McNaul Ebel Nawrot & Helgren PLLC 600 University Street, Suite 2700 Seattle, WA 98101 Attn: Marc O. Winters Phone: (206) 467-1816 Fax: (206) 624-5128

And with a copy to:	Grayco Museum Investment LP 55 Waugh, Suite 500 Houston, Texas 77007 Attn: John J. (Jeff) Gray, III & John Britton Fax: (713) 426-2506

If to Purchaser:	c/o Hines Interests Limited Partnership 2800 Post Oak Boulevard, Suite 4800 Houston, Texas 77056 6118 Attention: Kevin McMeans Telephone: 713.966.5322 Fax: 713.355.8593

With copies to:
Hines Interests Limited Partnership
609 Main Street, Suite 4400
Houston, Texas 77002-2712
Attention: Dan Box
Telephone: 713.237.5655
Fax: 713.222.7621

Hines Global Income Trust
c/o Hines Advisors Limited Partnership
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056
Attention: Jason P. Maxwell – General Counsel
Telephone: 713.966.7638
Fax: 713.966.2075

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention: Chris Wilson
Telephone: 713.229.1795
Fax: 713.229.7895

(b)    Governing Law. This Agreement will be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Harris County, Texas.
(c)    Attorney’s Fees. Any party to this Agreement who is the substantially prevailing party in any legal proceeding against the other party brought under or with respect to this Agreement or transaction will be additionally entitled to recover court costs and reasonable attorneys’ fees from the other party.
(d)    Exculpation for Liability. None of the Seller’s members, managers, officers, directors, agents, employees, affiliates, investment advisors or trustees shall have any personal liability of any kind or nature, nor shall Purchaser have the right to receive any judgment or otherwise recover against the assets of the aforesaid, under or arising out of or in any way relating to this Agreement and the transactions contemplated under this Agreement. Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability or to receive any judgment or otherwise recover against the assets of any member, manager, officer, director, agent, employee, affiliate, investment advisor or trustee of Seller. None of the Purchaser’s members, managers, officers, directors, agents, employees, affiliates, investment advisors or trustees shall have any personal liability of any kind or nature, nor shall Seller have the right to receive any judgment or otherwise recover against the assets of the aforesaid, under or arising out of or in any way relating to this Agreement and the transactions contemplated under this Agreement. Seller hereby waives for itself and anyone who may claim by, through or under Seller any and all rights to sue or recover on account of any such alleged personal liability or to receive any judgment or otherwise recover against the assets of any member, manager, officer, director, agent, employee, affiliate, investment advisor or trustee of Purchaser.
(e)    Disclosure.
(i)    Neither Purchaser nor Seller shall make a public disclosure of the terms of this transaction or any of the terms or provisions set forth in this Agreement, either before or after Closing. Notwithstanding the foregoing, this general prohibition shall not prevent either party from (a) releasing a press release concerning the sale of the Property after Closing, provided that such press release is approved in advance by the other party, which consent shall not be unreasonably withheld, delayed or conditioned if the press release contains only the names of Seller and Purchaser, the Closing Date and customary quotes usually included in a press release of this nature; (b) disclosing any information regarding this transaction the extent that such disclosure is required by applicable law, rule or regulation or a court or other binding order; (c) disclosing any information regarding this transaction to any current, or prospective lenders, members, partners, officers, employees, investors, consultants or advisors; provided that any recipient is advised of the confidential nature of such information and restrictions on its disclosure; or (d) making any public statement, filing or other disclosure that such party reasonably believes to be required or desirable under applicable securities laws.  Any party desiring to issue a press release shall deliver to the other party a copy of the press release at least three (3) Business Days prior to the desired date of issuance.
(ii)    Notwithstanding the provisions of Section 18(e)(i) or any other section in this Agreement to the contrary, Seller recognizes that Hines Global Income Trust, Inc. (“HGIT”), which indirectly owns interests in Purchaser, is a public non-traded company, and it acknowledges and agrees that Purchaser or Hines Global REIT II, Inc. may disclose in SEC and other filings with governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations), “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Hines Global Income Trust, Inc.’s prior custom, practice or procedure (collectively, the “Purchaser’s Disclosure Requirements”). Without limiting the foregoing, Seller consents to Hines Global Income Trust, Inc. publicly disclosing the possible transactions contemplated hereby and the filing this Agreement with the SEC promptly after the execution of the same by both parties only to the extent required by Purchaser’s Disclosure Requirements.
(iii)    The provisions of this Section 18(e) shall survive the closing of the transaction contemplated by this Agreement or termination of this Agreement without restriction or limitation.

(f)    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.
(g)    Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained herein. Furthermore, in lieu of any invalid, illegal, or unenforceable provision, there shall be automatically added to this Agreement a provision as similar to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
(h)    Entire Agreement. This Agreement (i) constitutes the sole and only agreement of the parties hereto with respect to the subject matter hereof (ii) supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof, and (iii) cannot be changed except by their written consent.
(i)    Time for Performance. Time is of the essence with this Agreement.
(j)    References. All references to “Sections” contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections, and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. All references to "Exhibits" and "Schedules" are, unless specifically indicated otherwise, references to exhibits, schedules, and attachments to this Agreement, which are incorporated into this Agreement by each reference.
(k)    Survival. None of the covenants or other obligations of Seller or Purchaser shall survive the Closing unless such survival is expressly provided for in this Agreement, in which case such covenants or obligations shall survive for the periods provided in this Agreement (or, if no period is provided, indefinitely) and shall not be deemed to have merged or terminated at the Closing or any termination or cancellation of this Agreement.
(l)    Counterparts. The parties may execute this Agreement in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. A facsimile or electronic mail transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each counterpart is to be deemed an original for all purposes, and all counterparts shall, collectively, constitute one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.
(m)    Rule of Construction. The parties hereto acknowledge that the parties and their respective counsel have each reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.
(n)    No Recording of Agreement. Neither party (nor any of their respective agents or representatives) shall record this Agreement (or any memorandum or short form of this Agreement) without the prior written consent of the other.

(o)    Waiver of Jury Trial. Each party hereto, knowingly and voluntarily, and for their mutual benefit, waives any right to trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Agreement.
(p)    Business Day. “Business Day” means a date that is not a Saturday, Sunday or holiday observed by federally chartered banks in the State where the Property is located. Whenever any determination is to be made or action to be taken on a date specified in this Agreement, if the date falls upon a date that is not a Business Day, the date for the determination or action shall be extended to the first Business Day immediately thereafter.
(q)    Backup Contracts. In no event shall Seller enter into any backup contracts for the sale of the Property.
(r)    Effective Date. The “Effective Date” of this Agreement shall be the date an original of this Agreement (or original counterparts of this Agreement) is executed by both Seller and Purchaser and each party has received a fully executed copy thereof. The Effective Date shall be set forth in the introductory paragraph of this Agreement.
(s)    1031 Exchange. Seller shall have the right to assign its respective rights under this Agreement (but without release of Seller’s obligations herein) to a third party who may act as a “qualified intermediary” with respect to the Property in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (an “Exchange”), provided that: (a) such exchange shall be accomplished at no additional expense or delay to Purchaser; (b) the consummation or accomplishment of the Exchange shall not be a condition to Seller’s obligations under this Agreement; (c) notwithstanding any such assignment, Seller shall be and remain liable for the performance of all of the obligations of “Seller” under this Agreement and all Purchase Documents, it being agreed that in no event shall any actual or proposed Exchange limit or affect the obligations or liabilities of Seller under this Agreement or the Purchase Documents; and (d) Seller shall be solely responsible for, and Seller agrees to indemnify Purchaser against, any costs, expenses, claims and liabilities resulting from structuring the transaction as an exchange, rather than as a direct purchase. In addition to the foregoing, upon request by Seller, Purchaser agrees to reasonably cooperate, at no out-of-pocket cost to Purchaser, in other respects in the event that Seller elects to accomplish a Section 1031 exchange with respect to the Property.
(t)    Joint and Several. Notwithstanding anything herein or in the Property Documents to the contrary, the obligations and liabilities hereunder of the entities comprising the Seller, on the one hand, and the Purchaser, on the other hand, are joint and several. Without limiting the foregoing, the Parties agree that (i) a default or breach by either entity comprising Seller shall be deemed a default or breach by Seller hereunder, and (ii) a default or breach by either entity comprising Purchaser shall be deemed a default or breach by Purchaser hereunder. The provisions of this Section 18(t) shall survive Closing.

(u)    Schedule and Exhibits. The following schedules and exhibits are hereby incorporated into this Agreement:
Exhibit A    -    Legal Description of Land
Exhibit B    -    Special Warranty Deed
Exhibit C    -    Bill of Sale
Exhibit D    -    Assignment and Assumption of Leases and Contracts
Exhibit E    -    Non-Foreign Affidavit
Exhibit F    -    Rent Roll
Exhibit G    -    Personal Property
Exhibit H    -    List of Contracts
Exhibit I    -    Litigation

Exhibit J	- Assignment and Assumption of Purchase and Sale
Agreement

Exhibit K	- Allocation of Purchase Price

[Signature pages follow.]

EXECUTED to be effective as of the Effective Date.

APARTMENT PURCHASER:

HGIT 5353 Fannin LP,
a Texas limited partnership

By:    HGIT 5353 Fannin GP, LLC,
a Texas limited liability company
its general partner

By:
Name:
Title:

VACANT LAND PURCHASER:

HGIT 5353 Fannin Lot Parcel, Inc.,
a Delaware corporation

By:
Name:
Title:

[Purchaser to initial Sections 10 and 11]

SELLER:

GRAYCO LUI MUSEUM INVESTMENT 2006 LP, a
Texas limited partnership

By:    Grayco Museum GP LLC, a Texas limited liability
company

By:
Name:
Its:

GRAYCO LUI MUSEUM INVESTMENT II LP, a
Texas limited partnership

By:    Grayco Museum GP LLC, a Texas limited liability
company

By:
Name:
Its:

[Seller to initial Sections 10 and 11]

TITLE COMPANY:

Receipt of $____________________ Earnest Money is acknowledged in the form of ______________________. Title Company agrees to hold the Earnest Money in accordance with the terms of this Agreement.

TITLE HOUSTON HOLDINGS

By:
Name:
Title:
Date:

EXHIBIT A
to
Purchase and Sale Agreement

LEGAL DESCRIPTION OF LAND

Apartment Parcel:

All of Unrestricted Reserve A, Museum Place, according to the map or plat filed of record under Film Code No. 619071, Map Records of Harris County, Texas

Vacant Parcel:

DESCRIPTION OF A 0.3587 ACRE TRACT OF LAND SITUATED IN THE OBEDIANCE SMITH SURVEY, ABSTRACT 696 AND THE J. CHRISTY SURVEY, ABSTRACT 212, CITY OF HOUSTON, HARRIS COUNTY, TEXAS;

Being a 0.3587 acre tract of land, being all of Lots 9and 10, and the West ½ of Lot 11 and the northerly ½ of Lot 8 in Block 3,of MacGregor and DeMeritt’s Southmore Addition, Section 2, an addition in Harris County , Texas, according to the map or plat thereof recorded in Volume 5, Page 13, of the Map Records of Harris County, Texas same being a portion of the land described in a Deed recorded under Harris County Clerk’s file N530022, said 0.3587 acre tract of land being more particularly described as follows:

BEGINNING at a 5/8-inch iron rod with cap stamped “Brown & Gay” found marking the north corner of said Lot 10, same being the intersection of southwest right-of-way line of Southmore Avenue, based on a width of 80.00 feet with the southeast right-of-way line of Fannin Street based on a width of 80.00 feet and being in the north corner of the herein described tract of land;

THENCE S 57° 08’ 05” E, along the southwest right-of-way line of said Southmore Avenue, a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the east corner of the herein described tract;

THENCE S 32° 51’ 55” W, over and across said Lot 11 a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the south corner of the herein described tract of land;

THENCE N 57° 08’ 05” W, over and across said Lot 8 a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the west corner of the herein described tract of land in the southeast right-of-way line of said Fannin Street;

THENCE N 32° 51’ 55” E, along the southeast right-of-way line of said Fannin Street a distance of 125.00 feet to the POINT OF BEGINNING and containing 0.3587 acres (15,625 square feet) of land.

EXHIBIT B
to
Purchase and Sale Agreement

FORM OF SPECIAL WARRANTY DEED

[Separate deeds to be prepared for the Apartment Property and the Vacant Property]

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

FORM OF SPECIAL WARRANTY DEED

STATE OF TEXAS        §
§
COUNTY OF HARRIS        §
THAT _________________, a _________________ ("Grantor"), its address being                         , for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto _____________, a                  ("Grantee"), its address being c/o                         , that certain real property and improvements thereon situated in Harris County, Texas, described on Exhibit A (the “Land”) attached hereto and incorporated herein by reference, together with all structures, fixtures, buildings and improvements situated thereon (collectively, the “Improvements”), and any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests (A) appurtenant to the Land and the Improvements, (B) if any, of Grantor, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed; in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, and (C) appurtenant or incident to any of the foregoing, including, without limitation, to the extent owned by Grantor, all mineral, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights, land use entitlements, air rights, water, water rights, riparian rights, and water stock relating to the Land (collectively, the "Property"). This Special Warranty Deed is additionally made and accepted expressly subject to those liens, restrictions, reservations, covenants, easements, mineral interests, encumbrances, and other matters set forth on Exhibit B attached hereto and incorporated herein by reference, but only to the extent the same are valid and subsisting and affect the Property (the “Permitted Exceptions”).
TO HAVE AND TO HOLD the Property unto Grantee, its successors and assigns forever; and Grantor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND the Property unto Grantee, its successors and assigns, against any person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise, and subject to the Permitted Exceptions.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED ______, 2018 EXECUTED BY GRANTEE AND GRANTOR (THE “AGREEMENT”) AND AS PROVIDED FOR HEREIN, GRANTOR HAS NOT MADE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR OTHER AGREEMENTS OF ANY KIND, WHETHER EXPRESSED OR IMPLIED, ORAL OR WRITTEN, CONCERNING: (A) THE VALUE OR CONDITION OF THE PROPERTY; (B) THE SUITABILITY OF THE PROPERTY FOR GRANTEE'S INTENDED USE; OR (C) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. HAVING INSPECTED THE PROPERTY, GRANTEE IS RELYING SOLELY ON GRANTEE'S OWN INVESTIGATION OF THE PROPERTY, AND NOT ON ANY OTHER INFORMATION PROVIDED BY GRANTOR OR BY ANY EMPLOYEE OR AGENT OF GRANTOR EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT AND AS PROVIDED HEREIN. EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT AND AS PROVIDED HEREIN, GRANTOR IS NOT LIABLE FOR ANY STATEMENTS, REPRESENTATIONS OR INFORMATION FURNISHED BY ANY REAL ESTATE BROKER, AGENT OR OTHER PERSON. THE SALE OF THE PROPERTY IS MADE ON AN "AS IS" BASIS, IN ITS PRESENT CONDITION AND WITH ALL FAULTS EXCEPT AS PROVIDED FOR IN THE AGREEMENT AND HEREIN.
Date:    _____________, 2018

GRANTOR:                GRAYCO LUI MUSEUM INVESTMENT 2006 LP, a
Texas limited partnership

By:    Grayco Museum GP LLC, a Texas limited liability
company

By:
Name:
Its:

GRAYCO LUI MUSEUM INVESTMENT II LP, a
Texas limited partnership

By:    Grayco Museum GP LLC, a Texas limited liability
company

By:
Name:
Its:

ACKNOWLEDGMENT

THE STATE OF ____________        §
§
COUNTY OF ________            §

This instrument was acknowledged before me on the ____ day of ________________ 2018, by _____________, the ____________ of Grayco Museum GP LLC, a Texas limited liability company, the General Partner of each of Grayco LUI Museum Investment 2006 LP, a Delaware limited partnership and Grayco LUI Museum Investment II LP, a Delaware limited partnership, on behalf of said limited partnerships.

Notary Public, State of Texas

AFTER RECORDING RETURN TO:

__________________________
__________________________
__________________________
Attn: ______________________

EXHIBIT A
to
Special Warranty Deed

LEGAL DESCRIPTION

Apartment Parcel:

All of Unrestricted Reserve A, Museum Place, according to the map or plat filed of record under Film Code No. 619071, Map Records of Harris County, Texas

Vacant Parcel:

DESCRIPTION OF A 0.3587 ACRE TRACT OF LAND SITUATED IN THE OBEDIANCE SMITH SURVEY, ABSTRACT 696 AND THE J. CHRISTY SURVEY, ABSTRACT 212, CITY OF HOUSTON, HARRIS COUNTY, TEXAS;

Being a 0.3587 acre tract of land, being all of Lots 9and 10, and the West ½ of Lot 11 and the northerly ½ of Lot 8 in Block 3,of MacGregor and DeMeritt’s Southmore Addition, Section 2, an addition in Harris County , Texas, according to the map or plat thereof recorded in Volume 5, Page 13, of the Map Records of Harris County, Texas same being a portion of the land described in a Deed recorded under Harris County Clerk’s file N530022, said 0.3587 acre tract of land being more particularly described as follows:

BEGINNING at a 5/8-inch iron rod with cap stamped “Brown & Gay” found marking the north corner of said Lot 10, same being the intersection of southwest right-of-way line of Southmore Avenue, based on a width of 80.00 feet with the southeast right-of-way line of Fannin Street based on a width of 80.00 feet and being in the north corner of the herein described tract of land;

THENCE S 57° 08’ 05” E, along the southwest right-of-way line of said Southmore Avenue, a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the east corner of the herein described tract;

THENCE S 32° 51’ 55” W, over and across said Lot 11 a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the south corner of the herein described tract of land;

THENCE N 57° 08’ 05” W, over and across said Lot 8 a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the west corner of the herein described tract of land in the southeast right-of-way line of said Fannin Street;

THENCE N 32° 51’ 55” E, along the southeast right-of-way line of said Fannin Street a distance of 125.00 feet to the POINT OF BEGINNING and containing 0.3587 acres (15,625 square feet) of land.

EXHIBIT B
to
Special Warranty Deed

PERMITTED EXCEPTIONS

EXHIBIT C
to
Purchase and Sale Agreement

[Separate Bills of Sale to be prepared for the Apartment Property and the Vacant Property]

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made and entered into as of the ___ day of _______________, 2018 (the “Effective Date”), by and between ______________, a ______________ (“Assignor”), and ______________, a ______________ (“Assignee”).

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

2.    Assignor hereby sells, transfers, assigns, and conveys to Assignee the following (collectively, the “Assigned Property”):

(a)All equipment, fixtures, appliances, tools, machinery, inventory, and other personal property of whatever kind or character owned by Assignor and attached to or installed or located on or in the land located in the City of Houston, Harris County, Texas (as more particularly described in the attached Exhibit A, the “Land”) or the improvements located on the Land (“Improvements”), including those items listed on Exhibit B attached hereto (collectively, the “Personal Property”).

(b)All of Assignor's right, title, and interest in and to warranties, guaranties, and bonds that affect the Land, the Improvements or the Personal Property or are used in connection with the maintenance or operation of the Land or the Improvements (or any part thereof) or the Personal Property, but only to the extent that the foregoing are assignable by Assignor without any necessary third party consent or to the extent that all necessary third party consents to the assignments have been obtained.

(c)To the extent assignable, all of Seller's right, title and interest, if any, in and to all trademarks, trade names or symbols under which the Land or the Improvements (or any part thereof) is operated; and
(d)All of Seller's right, title and interest, if any, in and to the following, but excluding Seller Proprietary Materials (as defined in the Agreement): (i) all books and records, including operating statements, related to the Land or the Improvements, including all tenant lease files, tenant correspondence files, tenant audit records, (ii) all structural reviews, architectural drawings, and engineering, soils, seismic, geologic and architectural reports, studies and certificates pertaining to the Land or the Improvements, and (iii) all plans and specifications, surveys, site plans, construction and development drawings, including all final plans, specifications and drawings of the Improvements (“Records and Plans”).

3.    Except as set forth in this Bill of Sale or in that certain Purchase and Sale Agreement by and between Assignor, as seller, and Assignee, as purchaser, dated __________, 2018 (the “Agreement”), the Assigned Property is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR

PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW.

4.    Notwithstanding anything to the contrary contained in this Bill of Sale, any liability of Assignor or Assignee under this Bill of Sale is limited as set forth in Section 12(d) of the Agreement.

5.    This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature page follows.]

    IN WITNESS WHEREOF, this Bill of Sale is executed as of the Effective Date.

ASSIGNOR:

_________________________________,
a _______________________

By:    _______________________________,
a ____________________________,
its ______________________

EXHIBIT ONLY. DO NOT EXECUTE
By:
Name:
Title:

ASSIGNEE:

_________________________________,
a _______________________

By:    _______________________________,
a ____________________________,
its ______________________

EXHIBIT ONLY. DO NOT EXECUTE
By:
Name:
Title:

Exhibit A – Land Description
Exhibit B – Personal Property

EXHIBIT A
to
Bill of Sale

LAND DESCRIPTION

Apartment Parcel:

All of Unrestricted Reserve A, Museum Place, according to the map or plat filed of record under Film Code No. 619071, Map Records of Harris County, Texas

Vacant Parcel:

DESCRIPTION OF A 0.3587 ACRE TRACT OF LAND SITUATED IN THE OBEDIANCE SMITH SURVEY, ABSTRACT 696 AND THE J. CHRISTY SURVEY, ABSTRACT 212, CITY OF HOUSTON, HARRIS COUNTY, TEXAS;

Being a 0.3587 acre tract of land, being all of Lots 9and 10, and the West ½ of Lot 11 and the northerly ½ of Lot 8 in Block 3,of MacGregor and DeMeritt’s Southmore Addition, Section 2, an addition in Harris County , Texas, according to the map or plat thereof recorded in Volume 5, Page 13, of the Map Records of Harris County, Texas same being a portion of the land described in a Deed recorded under Harris County Clerk’s file N530022, said 0.3587 acre tract of land being more particularly described as follows:

BEGINNING at a 5/8-inch iron rod with cap stamped “Brown & Gay” found marking the north corner of said Lot 10, same being the intersection of southwest right-of-way line of Southmore Avenue, based on a width of 80.00 feet with the southeast right-of-way line of Fannin Street based on a width of 80.00 feet and being in the north corner of the herein described tract of land;

THENCE S 57° 08’ 05” E, along the southwest right-of-way line of said Southmore Avenue, a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the east corner of the herein described tract;

THENCE S 32° 51’ 55” W, over and across said Lot 11 a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the south corner of the herein described tract of land;

THENCE N 57° 08’ 05” W, over and across said Lot 8 a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the west corner of the herein described tract of land in the southeast right-of-way line of said Fannin Street;

THENCE N 32° 51’ 55” E, along the southeast right-of-way line of said Fannin Street a distance of 125.00 feet to the POINT OF BEGINNING and containing 0.3587 acres (15,625 square feet) of land.

EXHIBIT B
to
Bill of Sale

PERSONAL PROPERTY

EXHIBIT D
to
Purchase and Sale Agreement

[Separate Assignments to be prepared for the Apartment Property and the Vacant Property]

ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

This ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Assignment”) is made and entered into as of _______________, 2018 (the “Effective Date”), by and between ______________, a ______________ (collectively, “Assignor”), and ______________, a ______________ (“Assignee”).
AGREEMENTS

For good and valuable consideration, the receipt of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

6.    Assignor hereby transfers and assigns to Assignee all of Assignor's right, title and interest in and to: (a) the lease agreements listed on Exhibit A attached hereto, and all amendments, modifications and supplements thereto and guaranties thereof (collectively, the “Leases”); (b) the service, maintenance, operating, equipment leasing and other contracts listed on Exhibit B attached hereto (collectively, the “Contracts”), and (c) all security deposits held by Assignor under the Leases (collectively the items described in (a), (b) and (c) above are referred to herein collectively as the “Assigned Property”). The Assigned Property relates to the real property located in Harris County, Texas described on Exhibit C attached hereto (the “Property”).

7.    Except as set forth in this Bill of Sale or in that certain Purchase and Sale Agreement by and between Assignor, as seller, and Assignee, as purchaser, dated __________, 2018 (the “Agreement”), Assignor has executed this Assignment and has GRANTED, TRANSFERRED and ASSIGNED the Assigned Property to Assignee, and Assignee has accepted this Assignment and purchased the Assigned Property, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED OR STATUTORY, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE ASSIGNED PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW.

8.    Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor under the Leases and Contracts under or with respect to the Assigned Property arising or accruing on or after the Effective Date, and agrees to indemnify and hold Assignor harmless from and against any claims, costs or liabilities in connection therewith arising or accruing on or after the Effective Date. Assignor agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor under the Leases and Contracts under or with respect to the Assigned Property arising or accruing before the Effective Date and agrees to indemnify and hold Assignee harmless from and against any claims, costs or liabilities in connection with the Assigned Property arising or accruing prior to the Effective Date.

9.    Notwithstanding anything to the contrary contained in this Assignment, any liability of Assignor or Assignee under this Assignment is limited as set forth in Section 12(d) of the Agreement.

[Signature page follows.]

    IN WITNESS WHEREOF, this Assignment is executed as of the Effective Date.

ASSIGNOR:
_________________________________,
a _______________________

By:    _______________________________,
a ____________________________,
its ______________________

EXHIBIT ONLY. DO NOT EXECUTE
By:
Name:
Title:

ASSIGNEE:
_________________________________,
a _______________________

By:    _______________________________,
a ____________________________,
its ______________________

EXHIBIT ONLY. DO NOT EXECUTE
By:
Name:
Title:

Exhibit A – List of Leases
Exhibit B – List of Contracts

Exhibit C – Land Description

EXHIBIT A
To
Assignment and Assumption of Leases and Contracts

LIST OF LEASES

EXHIBIT B
to
Assignment and Assumption Agreement of Leases and Contracts

LIST OF CONTRACTS*

TABLE OF CONTENTS

BOILER MANAGEMENT AGREEMENT 3
ALARMTECHS CONTRACT 43
APARTMENT DATA SERVICES 50
APARTMENTS.COM 52
ASCAP 56
AT&T 69
CANTER COPIER 70
COMCAST 72
COMFORT CARE 76
DOODY CALLS 85
ECOLO 92
ENVIROSMART 93
EXECUTIVE CONCIERGE 95
KEYTRAK 108
KINGS III 112
KONE ELEVATOR 117
LES MILLS FITNESS 124
LIQUID ENVIRONMENTAL SOLUTIONS 130
MARATHON FITNESS 132
MODERN MESSAGE 137
PRIME WASTE SOLUTIONS 142
PROCOLLECT 144
PROSTAR COFFEE 147
REALPAGE 148
RELIANT CSA 196
RELIANT ELECTRICITY SALES 200
RELIANT MARKETING 209
RIGHT TURN MARKETING 213
RYTEC GATE MAINTENANCE 215
SATISFACTS 216
SIGNIUS 224
SOUTHERN SHRED 236
SUN LANDSCAPE 237
TEAL SYSTEM 242
WASTE MANAGEMENT 245
WAUKESHA-PEARCE INDUSTRIES 248
YELP 253

*Each page number above corresponds to the page number of the referenced contract as set forth in the contract list provided to Purchaser on the Effective Date.

EXHIBIT C
to
Assignment and Assumption of Leases and Contracts

LAND DESCRIPTION

Apartment Parcel:

All of Unrestricted Reserve A, Museum Place, according to the map or plat filed of record under Film Code No. 619071, Map Records of Harris County, Texas

Vacant Parcel:

DESCRIPTION OF A 0.3587 ACRE TRACT OF LAND SITUATED IN THE OBEDIANCE SMITH SURVEY, ABSTRACT 696 AND THE J. CHRISTY SURVEY, ABSTRACT 212, CITY OF HOUSTON, HARRIS COUNTY, TEXAS;

Being a 0.3587 acre tract of land, being all of Lots 9and 10, and the West ½ of Lot 11 and the northerly ½ of Lot 8 in Block 3,of MacGregor and DeMeritt’s Southmore Addition, Section 2, an addition in Harris County , Texas, according to the map or plat thereof recorded in Volume 5, Page 13, of the Map Records of Harris County, Texas same being a portion of the land described in a Deed recorded under Harris County Clerk’s file N530022, said 0.3587 acre tract of land being more particularly described as follows:

BEGINNING at a 5/8-inch iron rod with cap stamped “Brown & Gay” found marking the north corner of said Lot 10, same being the intersection of southwest right-of-way line of Southmore Avenue, based on a width of 80.00 feet with the southeast right-of-way line of Fannin Street based on a width of 80.00 feet and being in the north corner of the herein described tract of land;

THENCE S 57° 08’ 05” E, along the southwest right-of-way line of said Southmore Avenue, a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the east corner of the herein described tract;

THENCE S 32° 51’ 55” W, over and across said Lot 11 a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the south corner of the herein described tract of land;

THENCE N 57° 08’ 05” W, over and across said Lot 8 a distance of 125.00 feet to a 5/8-inch iron rod with cap stamped “Brown & Gay” set marking the west corner of the herein described tract of land in the southeast right-of-way line of said Fannin Street;

THENCE N 32° 51’ 55” E, along the southeast right-of-way line of said Fannin Street a distance of 125.00 feet to the POINT OF BEGINNING and containing 0.3587 acres (15,625 square feet) of land.

EXHIBIT E
to
Purchase and Sale Agreement

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by GRAYCO LUI MUSEUM INVESTMENT 2006 LP, a Delaware limited partnership and GRAYCO LUI MUSEUM INVESTMENT II LP, A Delaware limited partnership (collectively, “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor.

1.    Transferor is not a (a) foreign corporation, foreign partnership, foreign trust, foreign estate, or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder), or (b) disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

2.    Transferor's U.S. employer identification number is _______________; and

3.    Transferor's address is __________________________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete, and it further declares that it has authority to sign this document on behalf of Transferor.

Executed to be effective as of ___________.

[Signature page follows.]

TRANSFEROR:

GRAYCO LUI MUSEUM INVESTMENT 2006 LP,
a Texas limited partnership

By:    Grayco Museum GP LLC, a Texas limited
liability company

EXHIBIT ONLY. DO NOT EXECUTE

By:
Name:
Its:

GRAYCO LUI MUSEUM INVESTMENT II LP, a
Texas limited partnership

By:    Grayco Museum GP LLC, a Texas limited
liability company

EXHIBIT ONLY. DO NOT EXECUTE

By:
Name:
Its:

EXHIBIT F
to
Purchase and Sale Agreement

RENT ROLL

EXHIBIT G
to
Purchase and Sale Agreement

PERSONAL PROPERTY

LOCATION	ITEM (include description)	# OF ITEMS
LEASING OFFICE	COMPUTER	2
	LAMPS	4
	LAMP	3
	SOFA	2
	PILLOW	9
	CHAIR	12
	TABLE	3
	DESK	2
	DECORATION	17
	HANGING ART	11
	DECORATIVE TRAY	2
	COFFEE STATION	1
	BOOK	5

MANAGER OFFICE	COMPUTER	1
	DESK	1
	CHAIR	3
	PHONE	1
	HANGING ART	2
	LARGE PLANT	1
	FILE CABINET	1

ASST. MANAGER	COMPUTER	1
	DESK	1
	CHAIR	3
	PHONE	1
	HANGING ART	1
	FILE CABNIET	3
	CHECK SCANNER	1

EXHIBIT H
to
Purchase and Sale Agreement

LIST OF CONTRACTS*

*Each page number above corresponds to the page number of the referenced contract as set forth in the contract list provided to Purchaser on the Effective Date.

EXHIBIT I
to
Purchase and Sale Agreement

LITIGATION

1.    Seller has filed a Petition for Review with the Harris County District Court contesting the Order Determining Protest entered by the Harris County Appraisal Review Board on July 16, 2018.

EXHIBIT J
to
Purchase and Sale Agreement

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (“Assignment”), is made as of this _____ day of ____________, 20__, by and between GRAYCO LUI MUSEUM INVESTMENT 2006 LP, a Delaware limited partnership and GRAYCO LUI MUSEUM INVESTMENT II LP, a Delaware limited partnership (collectively, “Seller”), __________________________________, a ____________________________ (“Purchaser”), and __________________________________, a ____________________________ duly formed and organized under the laws of the State of _____________ (“Assignee”) (Seller, Purchaser and Assignee are sometimes referred herein, collectively, as the “Parties”). All initially capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).
RECITALS
A.    Seller and Purchaser have entered into that certain Purchase and Sale Agreement (“Purchase Agreement”), dated as of _______________, 2018, for the sale of the property described in the Purchase Agreement (“Property”) and located in the City of Houston, County of Harris, State of Texas and more particularly described in the Purchase Agreement.
B.    The Parties desire to enter into this Assignment to, among other things, assign Purchaser’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Purchaser’s obligations and liabilities under the Purchase Agreement.
ASSIGNMENT:
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Assignment of Purchase Agreement. Purchaser hereby assigns and transfers to Assignee all of Purchaser’s right, title, claim and interest in and to the Purchase Agreement, the Property, and all sums paid or deposited into escrow or to Seller by Purchaser in connection with the Purchase Agreement.
2.    Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Purchaser under the Purchase Agreement, in accordance with the terms thereof.
3.    No Release. The assignment and assumption set forth in Paragraphs 1 and 2 hereof shall not release Purchaser from the obligation of Purchaser or Assignee to perform in accordance with the terms of the Purchase Agreement. Purchaser acknowledges that, notwithstanding such assignment and assumption, Purchaser shall remain primarily obligated under the Purchase Agreement and Purchaser and Assignee shall be co-obligors under the Purchase Agreement with joint and several liability for the performance of all obligations of Buyer set forth thereunder, including (without limitation) the indemnification obligations of Purchaser set forth in the Purchase Agreement.
4.    Amendment to Purchase Agreement. The Purchase Agreement is hereby amended in the following manner:

(a)    The term “Purchaser” as used in the Purchase Agreement is amended to mean Purchaser and/or Assignee.
(b)    All exhibits to the Purchase Agreement, as so amended, shall be signed and delivered by Seller and Assignee in accordance with the terms of the Purchase Agreement.
5.    Representations and Warranties of Assignee. Assignee hereby represents and warrants to Seller that each and every representation and warranty made by Purchaser in the Purchase Agreement is true and correct with respect to Assignee as of the date of the Purchase Agreement and the Closing Date (as defined in the Purchase Agreement) and such representations and warranties apply fully to this Assignment and shall survive the Deed (as defined in the Purchase Agreement). Purchaser acknowledges and agrees to be bound by the disclaimer of representations and warranties contained in Section 14 of the Purchase Agreement, which acknowledgment and agreement and disclaimer shall survive the Deed.
6.    Ratification of Agreements. Except as expressly amended and modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.
7.    Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

PURCHASER:	By: Name: Title:
ASSIGNEE:	By: Name: Title:
SELLER:	By: Name: Title:

EXHIBIT K
to
Purchase and Sale Agreement

ALLOCATION OF PURCHASE PRICE

Property	Allocated Purchase Price	Allocated Initial Earnest Money	Allocated Additional Earnest Money
Apartment Property	$71,726,000	$491,935	$983,869
Vacant Property	$1,176,000	$8,065	$16,131
Total	$72,902,000	$500,000	$1,000,000